UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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500 Oracle Parkway

Redwood City, California 94065

September 23, 2016

To our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, November 16, 2016, at 10:00 a.m., Pacific Time, in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the attached Notice of 2016 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2016. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 63 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on page 5 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to watch the meeting via webcast by going to www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison

Chairman and Chief Technology Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Wednesday, November 16, 2016

PLACE	Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065

LIVE WEBCAST	Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, November 16, 2016

ITEMS OF BUSINESS	(1)	To elect thirteen director nominees to serve on the Board of Directors until our 2017 Annual Meeting of Stockholders.
	(2)	To hold an advisory vote to approve the compensation of our named executive officers.
	(3)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017.
	(4)	To consider and act on a stockholder proposal, if properly presented at the Annual Meeting.
	(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	September 19, 2016

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 19, 2016, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle common stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 19, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Dorian Daley Executive Vice President, General Counsel and Secretary September 23, 2016

2016 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2016 and the entire Proxy Statement. Fiscal 2016 began on June 1, 2015 and ended on May 31, 2016. Fiscal 2017 began on June 1, 2016 and ends on May 31, 2017.

The Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2016, were first made available to stockholders on or about September 23, 2016.

2016 Annual Meeting of Stockholders

Date and Time Wednesday, November 16, 2016 10:00 a.m., Pacific Time Place Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065 Record Date September 19, 2016

Live Webcast

Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, November 16, 2016

Attendance

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 19, 2016, the record date, or hold a valid proxy for the meeting. If you plan to attend the Annual Meeting, you will need to provide photo identification, such as a driver’s license, and proof of ownership of Oracle common stock as of September 19, 2016 in order to be admitted. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Voting Roadmap

Agenda Item	Board Recommendation	Page
• Election of thirteen directors	For Each Nominee	54
• Advisory vote to approve the compensation of our named executive officers (“NEOs”)	For	55
• Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017	For	57
• Stockholder proposal	Against	60

Corporate Governance Highlights

Stockholder proxy access right adopted in June 2016
Majority of independent directors (9 out of 13) and 100% independent Board committees
Ongoing Board refreshment, with new independent directors added in fiscal 2016 and fiscal 2015
Active stockholder outreach and engagement program
Annual director elections
Director majority voting policy
Separate Chairman and Chief Executive Officers
Single class of voting stock and no supermajority voting provisions
Annual Board and committee performance evaluations
Director and executive officer stock ownership guidelines
Anti-hedging policy applicable to all employees and directors
Stockholders representing at least 20% of the outstanding votes have the right to call a special meeting
Stockholder right to act by written consent

2016 Annual Meeting of Stockholders     1

Director Nominees

In Proposal No. 1, we are asking you to vote “FOR” each of the thirteen director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2016.

Nominee	Age	Director Since	Independent	Current Committees
Jeffrey S. Berg Chairman of Northside Services, LLC; Former Chairman and Chief Executive Officer (“CEO”), International Creative Management, Inc.	69	1997		• Independence (Chair) • Governance
H. Raymond Bingham Executive Chairman, Cypress Semiconductor Corporation; Advisory Director, Riverwood Capital Management; Former CEO, Cadence Design Systems, Inc.	70	2002		• Compensation (Chair) • Finance and Audit (Vice Chair) • Independence
Michael J. Boskin Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow, Stanford University	70	1994		• Finance and Audit (Chair) • Governance
Safra A. Catz CEO, Oracle Corporation	54	2001
Bruce R. Chizen* Senior Adviser to Permira Advisers LLP; Venture Partner, Voyager Capital; Former CEO, Adobe Systems Incorporated	61	2008		• Governance (Chair) • Finance and Audit
George H. Conrades Chairman and former CEO, Akamai Technologies, Inc.; Venture Partner, Longfellow Venture Fund	77	2008		• Compensation • Independence
Lawrence J. Ellison Chairman, Chief Technology Officer (“CTO”) and Founder, Oracle Corporation	72	1977
Hector Garcia-Molina Leonard Bosack and Sandra Lerner Professor, Departments of Computer Science and Electrical Engineering, Stanford University	62	2001		• Independence
Jeffrey O. Henley Vice Chairman of the Board, Oracle Corporation	71	1995
Mark V. Hurd CEO, Oracle Corporation	59	2010
Renée J. James Operating Executive, The Carlyle Group; Former President, Intel Corporation	52	2015		• Compensation
Leon E. Panetta Co-founder and Chairman, Panetta Institute for Public Policy; Former U.S. Secretary of Defense; Former Director of the Central Intelligence Agency	78	2015		• Governance
Naomi O. Seligman Senior Partner, Ostriker von Simson, Inc.	78	2005		• Compensation (Vice Chair)

* Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 22 for more information.

Active and Engaged Board

We have an active and engaged Board that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. The number of Board and committee meetings held in fiscal 2016 is set forth below.

2     2016 Annual Meeting of Stockholders

Stockholder Outreach and Board Responsiveness

We maintain an active stockholder engagement program to solicit our stockholders’ views on corporate governance, executive compensation and other issues.

•

In fiscal 2016, members of our Board (including both independent and executive directors) conducted in-person or telephonic meetings with stockholders representing approximately 24% of Oracle’s outstanding unaffiliated shares.

•

Since the beginning of fiscal 2017, independent directors, including members of the Compensation and Governance Committees, have held in-person meetings with eight of our large institutional stockholders, representing approximately 18% of Oracle’s outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 4% of Oracle’s outstanding unaffiliated shares. (Percentages calculated based on data available as of June 30, 2016.)

Below is a summary of recent feedback we have received from our stockholders and our Board’s response to this feedback:

What We Heard		Our Board’s Response
Implement stockholder proxy access right	è

Adoption of Proxy Access. In June 2016, our Board adopted proxy access amendments to our Bylaws permitting a stockholder (or a group of up to 20 stockholders) continuously owning at least 3% of Oracle’s outstanding shares of common stock for at least three years to nominate and include in Oracle’s proxy materials for an annual meeting, director nominees constituting up to the greater of two individuals or 20% of the Board. See page 20 for details.

Concerns regarding compensation practices for independent directors	è

Reductions in Director Compensation. In April 2016, our Board approved significant changes to our non-employee director compensation levels, which contributed to an average reduction of 24% in the total value of our non-employee directors’ compensation in fiscal 2016 compared to fiscal 2015. See page 15 for details.

Focus on Board refreshment to balance out long-tenured directors	è

Two New Independent Directors. Our Board elected two new independent directors, Renée J. James and Secretary Leon E. Panetta, in fiscal 2016 and fiscal 2015, respectively, to further its goal of ensuring that the Board consists of a mix of newer directors with fresh perspectives and longer-tenured, experienced directors with a deep understanding of Oracle’s challenges and strategy. See page 24 for details.

Concerns regarding the compensation of our top three NEOs	è

Year-over-Year Decreases in Compensation. The aggregate reported compensation of our Chairman and CTO decreased 57% from fiscal 2012 through fiscal 2016 (with compensation decreasing every year during that period). The aggregate reported compensation of our CEOs decreased 23% from fiscal 2015 through fiscal 2016 and decreased 20% from fiscal 2012 through fiscal 2016. See page 30 for details.

è

Introduction of Performance Stock Units. Since fiscal 2015, approximately half of our NEOs’ equity compensation opportunities have been delivered in the form of performance stock units (“PSUs”) that may be earned only upon the attainment of multiple pre-established, specified and quantifiable performance criteria. See page 33 for details.

è

Reduction in Term of Stock Options. Stock options granted to our Chairman and CTO and CEOs in fiscal 2016 will expire after five years instead of ten years, while maintaining a four-year vesting schedule, to align the term of these awards with Oracle’s goal of accelerating growth in cloud-based revenue over a five-year period. The reduction in term also reduced the grant date fair values of the awards. See page 28 for details.

Outcome of our 2015 say-on-pay vote	è

Rotation of Compensation Committee Members and Compensation Consultant Principal Partner; Continued Stockholder Engagement. At our 2015 annual meeting of stockholders, our say-on-pay proposal received the support of 48% of the votes cast. In fiscal 2016, our Board changed the composition of the Compensation Committee, and the Compensation Committee rotated the principal partner from its independent compensation consultant in order to gain a fresh perspective on compensation matters. Ray Bingham is now Chair, Naomi Seligman is Vice Chair and Renée James (our newest director) joined the committee. The Compensation Committee continues to engage in substantive discussions with our stockholders regarding executive compensation matters and continues to evaluate and refine the design of our executive compensation program. See page 42 for details.

In our fiscal 2017 meetings with stockholders, we received positive feedback on our director compensation changes, our adoption of proxy access, our recent additions of two independent Board members and our continued stockholder engagement.

2016 Annual Meeting of Stockholders     3

Executive Compensation Highlights

Compensation Governance Best Practices

What We Do	What We Don’t Do
97% of executive compensation is “at-risk”	No employment agreements with NEOs providing for severance or termination payments or benefits
Focus on maintaining low dilution rates from equity awards	No change-in-control agreements with NEOs
Clawback policy for executive officers	No hedging of Oracle stock permitted
Ongoing Board engagement with stockholders regarding executive and director compensation	No discretionary bonuses paid to NEOs when performance-based bonuses result in zero ($0) payment
Independent compensation consultant and independent compensation committee	No minimum guaranteed vesting amounts for PSUs (vesting amounts can range from 0% to 150% or 0% to 110% of target based on performance)
“Double trigger” change-in-control provision in equity plan	No tax “gross-ups” for NEOs
Regular Board and committee oversight of share pledging by Mr. Ellison	No repricing of “underwater” stock options

Emphasis on Variable, “At-Risk” Compensation

In fiscal 2016, an average of 97% of our NEOs’ total compensation (as reported in the Summary Compensation Table on page 44) was “at-risk,” as shown in the chart below. Annual performance-based cash bonuses were zero ($0) in fiscal 2016 for all of our NEOs and therefore do not appear in the chart.

Fiscal 2016 NEO Compensation Mix

4     2016 Annual Meeting of Stockholders

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 23, 2016. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 15, 2016.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.voteproxy.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-PROXIES (1-800-776-9437). If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

2016 Annual Meeting of Stockholders     5

BOARD OF DIRECTORS

Nominees for Directors

Our Board of Directors (our “Board”) consists of thirteen directors, twelve of whom stood for election at our last annual meeting of stockholders. The Board unanimously elected Renée J. James as a director effective as of December 16, 2015, and Ms. James will stand for election as a director at the Annual Meeting along with our other twelve directors. We refer to these directors as the “incumbent directors” in this proxy statement.

Director Qualifications

Our Corporate Governance Guidelines (described in detail in “Corporate Governance—Corporate Governance Guidelines” on page 19) contain Board membership qualifications that apply to Board nominees recommended by the Nomination and Governance Committee (the “Governance Committee”). The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. The Governance Committee values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. When recommending Ms. James for election to the Board, the Governance Committee reviewed the Board’s composition with a specific view to refreshment. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure and Board Refreshment” on page 24 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives, directors or other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. This experience is critical to the Board’s ability to understand our products and business, assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, maintain awareness of technology trends and innovations, and evaluate potential acquisitions and our acquisition strategy.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to provide excellent business judgment, demonstrate leadership skills and develop strategic vision. We seek directors with these characteristics as they bring special insights to Board deliberations and processes.

The Board evaluates its own composition in the context of the diverse experiences and perspectives that the directors bring to the boardroom as a collective. Their backgrounds provide the Board with vital insights in areas such as:

Finance and Accounting	Technology Industry	Risk Management and Cybersecurity	Mergers and Acquisitions
Operation of Global Organizations	Computer Science	Governmental Affairs	Strategic Transformation
International Tax and Monetary Policy	Intellectual Property	Executive Leadership and Talent Development	Customer Perspective

6     2016 Annual Meeting of Stockholders

The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each director is provided as of September 19, 2016, the record date for the Annual Meeting.

Jeffrey S. Berg
Director since 1997 Age: 69	Board Committees Independence (Chair), Governance

Mr. Berg has been an agent in the entertainment industry for over 35 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and May 2012, he was the Chairman and CEO of International Creative Management, Inc. (“ICM”), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is currently on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly-changing industries and in management, compensation and operational matters.

H. Raymond Bingham
Director since 2002 Age: 70	Board Committees Compensation (Chair), Finance and Audit (Vice Chair), Independence

Mr. Bingham has served as Executive Chairman of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, since August 2016, and as an advisory director at Riverwood Capital Management, a private equity firm that invests in high-growth technology companies, since January 2016. From 2010 to 2015, Mr. Bingham was an advisory director at the leading global private equity firm General Atlantic LLC, serving as a managing director from 2006 to 2009. From 1993 to 2005, Mr. Bingham served in various capacities at Cadence Design Systems, Inc., a supplier of electronic design automation software and services, including as Executive Vice President and Chief Financial Officer (“CFO”), President and CEO, director and, most recently, as Executive Chairman of the Board of Directors. Mr. Bingham was formerly a director of DHI Group, Inc. (formerly known as Dice Holdings, Inc.) until April 2015, Spansion, Inc. until March 2015, Fusion-io, Inc. until June 2014 and STMicroelectronics N.V. until June 2013. Mr. Bingham currently serves as a director of Cypress Semiconductor Corporation, Flextronics International Ltd. and TriNet Group, Inc.

As the former CEO of Cadence, Mr. Bingham brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Bingham’s experience in leading Cadence’s global expansion into India, China and Russia and the extension of Cadence’s technology leadership through a series of strategic acquisitions, internal research and development and venture investments provides the Board with a perspective readily applicable to challenges faced by Oracle. In addition, Mr. Bingham’s roles at Riverwood Capital Management and General Atlantic have required him to be very familiar with companies driven by information technology or intellectual property. The Board also benefits from Mr. Bingham’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former CFO of Cadence. Mr. Bingham’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

2016 Annual Meeting of Stockholders     7

Michael J. Boskin
Director since 1994 Age: 70	Board Committees Finance and Audit (Chair), Governance

Dr. Boskin is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also currently serves as a director of Exxon Mobil Corporation.

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides the Board with a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure and general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz
Director since 2001 Age: 54	Chief Executive Officer

Ms. Catz has been our CEO since September 2014. She served as our President from January 2004 to September 2014 and as our CFO most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. Ms. Catz also previously served as a director of HSBC Holdings plc.

In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting, support and Oracle’s industry-specific global business units. Ms. Catz also leads the execution of our acquisition strategy and integration of acquired companies and products. Our Board benefits from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to joining Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. With this experience, Ms. Catz brings valuable insight regarding the technology industry generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s prior service as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

8     2016 Annual Meeting of Stockholders

Bruce R. Chizen
Director since 2008 Age: 61	Board Committees Governance (Chair), Finance and Audit

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008 and as a Venture Partner at Voyager Capital since August 2009. Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, imaging and publishing software for print, Internet and dynamic media production, from November 2007 through November 2008. From December 2000 to November 2007, Mr. Chizen served as CEO of Adobe and as its President from April 2000 to January 2005. He also served as Adobe’s acting CFO from November 2006 to February 2007. From August 1998 to April 2000 he was Adobe’s Executive Vice President, Products and Marketing. Mr. Chizen joined Adobe Systems in August 1994 and held various positions in its Consumer Products Division and Graphics Products Division. He served as a director of Adobe from December 2000 to April 2008. Mr. Chizen also currently serves as a director of Synopsys, Inc.

As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager require him to be very familiar with companies driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of a large, complex global organization, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades
Director since 2008 Age: 77	Board Committees Compensation, Independence

Mr. Conrades has served as Chairman of Akamai Technologies, Inc., a service provider for accelerating and improving the delivery of content and applications over the Internet, since May 2005. He currently serves as a Managing Partner at Longfellow Venture Partners, a private venture fund advising and investing in early stage healthcare and technology companies. He also served as a Venture Partner at Polaris Venture Partners, an early stage investment company, from August 1998 to 2012 and is currently Partner Emeritus. Mr. Conrades was Chairman and CEO of Akamai Technologies from April 1999 to May 2005. He previously served as a director of Ironwood Pharmaceuticals, Inc. and Harley-Davidson, Inc.

As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Longfellow Venture Partners requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of a large, complex global organization, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

2016 Annual Meeting of Stockholders     9

Lawrence J. Ellison
Director since 1977 Age: 72	Chairman, Chief Technology Officer and Founder

Mr. Ellison has been our Chairman of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004.

Mr. Ellison is Oracle’s founder and served as our CEO since we commenced operations in June 1977 through September 2014. He is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity with and knowledge of our technologies and product offerings are unmatched. He continues to lead and oversee our product engineering, technology development and strategy. For almost 40 years he has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, owning approximately 28% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

Hector Garcia-Molina
Director since 2001 Age: 62	Board Committees Independence

Mr. Garcia-Molina has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. He is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and from 1997 to 2001 was a member of the President’s Information Technology Advisory Committee. He also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and technology trends.

Jeffrey O. Henley
Director since 1995 Age: 71	Vice Chairman

Mr. Henley has served as our Vice Chairman of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Our Board benefits from Mr. Henley’s many years with Oracle and his significant expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO and in other finance positions prior to joining Oracle.

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Mark V. Hurd
Director since 2010 Age: 59	Chief Executive Officer

Mr. Hurd has been our CEO since September 2014. He served as our President from September 2010 to September 2014. Prior to joining us, he served as Chairman of the Board of Directors of Hewlett-Packard Company from September 2006 to August 2010 and as CEO, President and a member of the Board of Directors of Hewlett-Packard Company from April 2005 to August 2010. From 2007 to 2010, Mr. Hurd served as a member of the Board of Directors of Newscorp, Inc. and served on the Governance Committee of Newscorp.

In his current role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. Our Board benefits from Mr. Hurd’s insight as he guides Oracle’s sales and marketing efforts, manages our support and consulting organizations and acts as a primary contact for our customers. As the former CEO of Hewlett-Packard Company and NCR Corporation, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. In addition, Mr. Hurd’s prior experience as Chairman of Hewlett-Packard Company’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Renée J. James
Director since 2015 Age: 52	Board Committees Compensation

Ms. James has served as an Operating Executive for The Carlyle Group, a global alternative asset manager, since February 2016. In January 2016, Ms. James concluded a 28-year career with Intel Corporation, where she most recently served as President. In her tenure at Intel, she oversaw the company’s strategic expansion into providing proprietary and open source software and services for applications in enterprise, security and cloud-based computing. Ms. James is Vice Chair of the National Security Telecommunications Advisory Committee to the President of the United States. She also serves as a director of Citigroup Inc., Sabre Corporation and Vodafone Group Plc, and she previously served as a director of VMware, Inc.

As a seasoned technology executive, Ms. James brings to the Board extensive, international experience managing large, complex global operations in the technology industry. In her distinguished career at Intel, Ms. James held a variety of positions in research and development leadership in both software and hardware and the management of global manufacturing. Our Board benefits from the leadership, industry and technical expertise Ms. James acquired in the positions she held at Intel and through her service on the boards of public and private companies in the technology and financial services industries. In addition, Ms. James brings to the Board expansive knowledge of cybersecurity gained through the positions she has held at Intel and as the Vice Chair of the National Security Telecommunications Advisory Committee to the President of the United States.

Leon E. Panetta
Director since 2015 Age: 78	Board Committees Governance

Secretary Panetta served as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Prior to that time, Secretary Panetta was a member of the United States House of Representatives from 1977 to 1993, served as Director of the Office of Management and Budget from 1993 to 1994 and served as President Bill Clinton’s Chief of Staff from 1994 to 1997. He is the co-founder and Chairman of the Panetta Institute for Public Policy and currently serves as moderator of the Leon Panetta Lecture Series, a program he created. Secretary Panetta previously served as Distinguished Scholar to Chancellor Charles B. Reed of the California State University System and professor of public policy at Santa Clara University.

With a distinguished record of public service at the highest levels of government, Secretary Panetta brings to the Board robust, first-hand knowledge of government affairs and public policy issues. Secretary Panetta’s 16 years of experience in the U.S. House of Representatives and service in the administrations of two U.S. Presidents allow him to advise the Board on a wide range of issues related to Oracle’s interactions with governmental entities. In addition, Secretary Panetta’s service as a leader of large and complex government institutions, including the U.S. Department of Defense, the Central Intelligence Agency and the Office of Management and Budget, provides the Board with important perspectives on Oracle’s operational practices and processes, as well as risk management and oversight.

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Naomi O. Seligman
Director since 2005 Age: 78	Board Committees Compensation (Vice Chair)

Ms. Seligman is a senior partner at Ostriker von Simson, Inc., a technology research firm which chairs the CIO Strategy Exchange. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. She also currently serves as a director of Akamai Technologies, Inc. Ms. Seligman previously served as a director of iGate Corporation and The Dun & Bradstreet Corporation.

As a senior partner at Ostriker von Simson, Inc. and co-partner of the CIO Strategy Exchange, and in her prior role as a co-founder and senior partner of the Research Board, Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as an independent advisor to some of the largest multinational corporations where she helps oversee global strategy and operations, which provides our Board with important perspectives in its evaluation of Oracle’s practices and processes. The Board also benefits from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide a written notice to Dorian Daley, Executive Vice President, General Counsel and Secretary at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will ensure consideration of a submitted candidate by the Governance Committee. However, there is no guarantee that the candidate will be nominated.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 20 and “Stockholder Proposals for the 2017 Annual Meeting” on page 62.

Board Meetings

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, Vice Chairman, CEOs, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

During fiscal 2016, the Board met seven times (four regularly scheduled meetings and three special meetings). Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2016. Board members are expected to attend our annual meeting of stockholders, and all of our directors serving on the Board at the time of our last annual meeting of stockholders in November 2015 attended that meeting.

Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee (“F&A Committee”), the Nomination and Governance Committee (“Governance Committee”), the Compensation Committee and the Committee on Independence Issues (“Independence Committee”).

Number of Board and Committee Meetings Fiscal 2016

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Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

Committee Membership

The table below identifies committee membership as of September 19, 2016, the record date of the Annual Meeting.

Director	Finance and Audit	Compensation	Governance	Independence
Jeffrey S. Berg				Chair
H. Raymond Bingham	Vice Chair	Chair		*
Michael J. Boskin	Chair		*
Safra A. Catz
Bruce R. Chizen			Chair
George H. Conrades
Lawrence J. Ellison
Hector Garcia-Molina
Jeffrey O. Henley
Mark V. Hurd
Renée J. James
Leon E. Panetta
Naomi O. Seligman		Vice Chair

*	One-year transitional committee term ending concurrently with the Annual Meeting.

The Board has determined that all directors who served during fiscal 2016 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (“NYSE”) listing standards. The Board has also determined that all directors who served during fiscal 2016 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (“SEC”) heightened independence standards for members of compensation and audit committees. See “Corporate Governance—Board of Directors and Director Independence” on page 23 for more information.

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent registered public accounting firm;

•	oversee our internal audit department;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board and the independent registered public accounting firm, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department;

2016 Annual Meeting of Stockholders     13

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•	produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

The F&A Committee held executive sessions with our independent registered public accounting firm on four occasions in fiscal 2016. The Board has determined that H. Raymond Bingham qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and set all compensation arrangements, including, as applicable, base salaries, bonuses and equity awards, of our CEOs and other executive officers, as well as our directors;

•	lead the Board in its evaluation of the performance of our CEOs;

•

review and discuss the Compensation Discussion and Analysis (“CD&A”) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	produce the Compensation Committee Report, included elsewhere in this proxy statement, as required by SEC rules;

•	review, approve and administer our stock plans, and approve certain equity awards;

•

assess the risks associated with our compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and have responsibility for amendments to the Oracle Corporation 401(k) Savings and Investment Plan (the “401(k) Plan”).

The Compensation Committee helps us to attract and retain talented executive personnel in a competitive market. In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and Corporate Secretary support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies—Equity Awards and Grant Administration” on page 43 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc. (“Compensia”), the committee’s independent compensation consultant, over the course of several committee meetings has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors) and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election as directors of Oracle.

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The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses the monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Supplemental Conflict of Interest Policy for Senior Officers. The Independence Committee also evaluates the independence of each non-management director as defined by NYSE listing standards. See “Corporate Governance—Board of Directors and Director Independence” on page 23 for more information.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. Further, Oracle’s active acquisition program, our expansion into new lines of business and rapid changes in the technology industry demand substantial time commitments from our directors.

These considerable time commitments and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ significant workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Several of our directors serve on more than one committee. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. In addition to engaging with our senior management, our directors also personally attend important customer-related events such as Oracle OpenWorld and Oracle President Council forums and meet with our stockholders throughout the year to better understand their perspectives. Annual cash retainers and formula equity award grants to our non-employee directors are intended to correlate to the responsibilities and time commitments of each such director.

Our employee directors, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley, receive no separate compensation for serving as directors of Oracle.

Reductions in Director Compensation in Fiscal 2016

While we believe our non-employee directors have been properly compensated in prior years, certain of our stockholders and their advisors expressed concern last year regarding our director compensation practices. We value stockholder feedback, and we do not want our director compensation to create even the appearance of an independence issue. Consequently, and in direct response to this stockholder feedback, our Board approved significant reductions to our non-employee director compensation structure effective as of April 29, 2016, including:

•	Eliminating the F&A Committee Vice Chair cash retainer and equity award grant;

•	Reducing the amount of equity granted in the annual equity award grant for Board service by 25%;

•	Reducing the amount of equity granted in the initial equity award grant for new directors by 25%;

•	Reducing the amount of equity granted annually for committee chair service by 25%; and

•	Delivering all equity awards in the form of restricted stock units (“RSUs”) that vest on the first anniversary of the date of grant.

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These changes contributed to an average reduction of 24% in the total value of our non-employee directors’ compensation in fiscal 2016 compared to fiscal 2015.

Director	Fiscal 2016 Total Compensation ($)	Fiscal 2015 Total Compensation ($)	% Reduction
Jeffrey S. Berg	512,398	561,131	9%
H. Raymond Bingham	890,902	1,243,639	28%
Michael J. Boskin	724,092	1,081,763	33%
Bruce R. Chizen	716,061	1,084,763	34%
George H. Conrades	468,645	585,131	20%
Hector Garcia-Molina	425,645	534,131	20%
Renée J. James	548,005	n/a	n/a
Leon E. Panetta	424,681	591,840	28%
Naomi O. Seligman	440,645	558,131	21%

Average Reduction in Director Total Compensation			24%

Cash Retainer and Meeting Fees for Directors

During fiscal 2016, each of our non-employee directors received (1) an annual cash retainer of $52,500 for serving as a director of Oracle (prorated for directors who did not serve on the Board for the full year) and (2) each of the applicable retainers and fees set forth below for serving as a chair or as a member of one or more of the committees of the Board (with retainers prorated for directors who served as chairs or committee members for less than a full year). As noted above, the F&A Committee Vice Chair annual retainer of $25,000 was eliminated effective as of April 29, 2016, and the F&A Committee Vice Chair fiscal 2016 retainer was prorated accordingly.

Annual Committee Member Retainers
F&A and Compensation Committees	$ 25,000
Governance and Independence Committees	$ 15,000

Additional Annual Retainers for Committee Chairs
F&A and Compensation Committees	$ 25,000
Governance and Independence Committees	$ 15,000

Fee per Board Meeting
Regular Meeting	$ 3,000
Special Meeting	$ 2,000

Fee per Committee Meeting
F&A Committee (other than earnings review meetings)	$ 3,000
F&A Committee (earnings review meetings)	$ 2,000
Compensation Committee (other than equity award meetings, where no meeting fee is paid)	$ 3,000
Governance and Independence Committees	$ 2,000

In addition, in fiscal 2016 and fiscal 2017, Mr. Conrades, Ms. James and Secretary Panetta served on a Special Committee of the Board (the “Special Committee”) which evaluated, assessed and approved the acquisition of NetSuite Inc. on behalf of the Board. See “Transactions with Related Persons—Proposed Acquisition of NetSuite Inc.” on page 52 for details. Each Special Committee member received a per meeting fee of $2,000. Each Special Committee member will also receive a one-time fee of $15,000 for Special Committee service which will be distributed upon the conclusion of the committee’s activities. No equity compensation was provided for Special Committee service.

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Equity Compensation for Directors

Non-employee directors also participate in our Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Stock Plan”), which sets forth stockholder-approved limits on annual equity awards for Board and committee chair service. As described above, the Board approved significant reductions to our non-employee director compensation for fiscal 2016, including reductions in equity compensation. Below is a summary of the stockholder-approved limits on annual equity awards set forth in the Directors’ Stock Plan and the number of RSUs actually granted to directors on May 31, 2016.

Position	Stockholder-Approved Equity Limits (#)	Equity Actually Granted on May 31, 2016 (#)		% Reduction from Stockholder- Approved Limits
Board Annual Grant	45,000 options (or 11,250 RSUs)	8,438 RSUs		25%
F&A Committee Chair	45,000 options (or 11,250 RSUs)	8,438 RSUs		25%
F&A Committee Vice Chair	30,000 options (or 7,500 RSUs)	—	(1)	100%
Compensation Committee Chair	45,000 options (or 11,250 RSUs)	8,438 RSUs		25%
Governance Committee Chair	15,000 options (or 3,750 RSUs)	2,813 RSUs		25%
Independence Committee Chair	15,000 options (or 3,750 RSUs)	2,813 RSUs		25%

(1)

As noted above, the annual equity award for service as F&A Committee Vice Chair was eliminated as of April 29, 2016. Therefore, no director received an equity award for service as F&A Committee Vice Chair on May 31, 2016.

The Directors’ Stock Plan provides that non-employee directors may receive grants of stock options or RSUs of an equivalent value, as determined on any reasonable basis by the Board, in lieu of all or some of the stock option limits set forth in the plan. The Board determined that a ratio of four stock options to one RSU should be used, consistent with its approach for equity awards granted to Oracle employees. As noted above, effective as of April 29, 2016, the Board determined that all non-employee director equity awards will be delivered in the form of RSUs that vest on the first anniversary of the date of grant.

Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity grant of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year. Any new director appointed subsequent to April 29, 2016 will receive an initial grant of 8,438 RSUs (constituting a 25% reduction from the stockholder-approved limit in the Directors’ Stock Plan), prorated based upon the number of full calendar months remaining in the fiscal year.

Ms. James, who was appointed prior to the director compensation changes effective April 29, 2016, received an initial grant on December 16, 2015 consisting of a combination of stock options to purchase 9,375 shares of our common stock and 2,343 RSUs, in each case vesting 25% per year over four years on each anniversary of the date of grant. Ms. James’ award was prorated based upon the number of full calendar months remaining in the fiscal year.

Fiscal 2016 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Option Awards (1)(2) ($)	Total ($)
Jeffrey S. Berg	122,536	389,862	—	512,398
H. Raymond Bingham	204,040	686,862	—	890,902
Michael J. Boskin	176,464	547,628	—	724,092
Bruce R. Chizen	187,005	529,056	—	716,061
George H. Conrades	134,500	334,145	—	468,645
Hector Garcia-Molina	91,500	334,145	—	425,645
Renée J. James (3)	51,847	421,867	74,291	548,005
Leon E. Panetta	90,536	334,145	—	424,681
Naomi O. Seligman	106,500	334,145	—	440,645

(1)

The amounts in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair values of RSUs and stock options, respectively, computed in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2016

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have vested and none of the stock options granted in fiscal 2016 are currently exercisable. For information on the valuation assumptions used in our stock-based compensation computations, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2016.

(2)	The following table provides additional information concerning the stock awards (in the form of RSUs) and stock options held by our non-employee directors as of the last day of fiscal 2016.

Name	Total Unvested RSUs Outstanding at Fiscal 2016 Year End (#)	RSUs Granted During Fiscal 2016 (a) (#)	Total Option Awards Outstanding at Fiscal 2016 Year End (#)	Option Awards Granted During Fiscal 2016 (b) (#)
Jeffrey S. Berg	14,064	9,845	480,000	—
H. Raymond Bingham	27,189	17,345	537,500	—
Michael J. Boskin	22,267	13,829	675,000	—
Bruce R. Chizen	21,798	13,360	431,250	—
George H. Conrades	12,657	8,438	168,750	—
Hector Garcia-Molina	12,657	8,438	360,000	—
Renée J. James	10,781	10,781	9,375	9,375
Leon E. Panetta	12,657	8,438	37,500	—
Naomi O. Seligman	12,657	8,438	362,500	—

(a)

The RSUs reported in this column were granted on May 31, 2016 and vest on the first anniversary of the date of grant, except as follows: with respect to Ms. James, 2,343 RSUs were granted on December 16, 2015 and vest 25% per year over four years on each anniversary of the date of grant.

(b)

The stock options reported in this column were granted on December 16, 2015, with a per share exercise price of $38.91, the closing market price of Oracle common stock on the date of grant. The stock options vest 25% per year over four years on each anniversary of the date of grant.

(3)

Ms. James joined the Board on December 16, 2015, and a portion of her fiscal 2016 compensation was prorated accordingly. In addition to the annual grant received by all non-employee directors, Ms. James also received a prorated initial grant of stock options to purchase 9,375 shares of Oracle common stock and 2,343 RSUs when she joined the Board.

18     2016 Annual Meeting of Stockholders

CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle (the “Guidelines”). The Guidelines address the following matters:

•     director qualifications;

•     director majority voting policy;

•     director responsibilities, including risk oversight;

•     executive sessions and leadership roles;

•     conflicts of interest;

•     Board committees;

•     director access to officers and employees;

•     director compensation;

•     director orientation and continuing education;

•     director and executive officer stock ownership;

•     CEO evaluation;

•     stockholder communications with the Board; and

•     performance evaluation of the Board and its committees.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be independent, each in accordance with or as defined in the rules adopted by the SEC and NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in our Guidelines and provide that each non-employee director must:

•	annually disclose to our General Counsel all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations;

•	disclose any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	disclose any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEOs’ performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEOs are providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website at www.oracle.com/goto/corpgov.

2016 Annual Meeting of Stockholders     19

Proxy Access and Director Nominations

In June 2016, our Board adopted amendments to our Bylaws to implement proxy access. Under the proxy access provisions in our Bylaws, a stockholder (or a group of up to 20 stockholders) continuously owning at least 3% of Oracle’s outstanding shares for at least three years may nominate and include in Oracle’s proxy materials for an annual meeting director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

The Governance Committee and the Board spent significant time evaluating the adoption of proxy access bylaw provisions. Among other things, the Governance Committee and the Board considered our stockholders’ approval of a stockholder proxy access proposal at our 2015 annual meeting of stockholders, as well as a variety of views on proxy access, including the Council of Institutional Investors’ Proxy Access Best Practices and the insight gained through extensive discussions with our stockholders and independent advisors with expertise in corporate governance. A number of our stockholders have expressed support for proxy access provisions limiting the number of stockholders in a nominating group to 20 and limiting the number of proxy access nominees to up to the greater of two individuals or 20% of the Board, and the Board believes those limitations are in the best interest of all stockholders.

See “Stockholder Proposals for the 2017 Annual Meeting” on page 62 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2017 proxy statement or submit a director nomination to be presented at our 2017 annual meeting of stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

20     2016 Annual Meeting of Stockholders

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation.

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. Every year, the Chair of the Governance Committee interviews each director and certain members of management to obtain his or her assessment of the effectiveness of the Board and the committees, director performance and Board dynamics. The Chair of the Governance Committee then reports the results of these interviews at meetings of the Governance Committee and the Board, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to the Board for review and discussion.

Stock Ownership Guidelines for Directors and Senior Officers

Board members and senior officers are required to own shares of Oracle common stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements, which we refer to as the Stock Ownership Guidelines. The current Stock Ownership Guidelines were adopted in July 2011 and amended in April 2015.

Under the Stock Ownership Guidelines, our directors and senior officers must own the following number of shares of Oracle common stock within five years from the date such person became a director or senior officer:

Title	Minimum Number of Shares
Chief Executive Officers	250,000
Chairman and Chief Technology Officer	250,000
Presidents	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Executive Vice Presidents	25,000
All other Section 16 Officers	10,000
Non-employee directors	10,000

Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock counted toward the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the “ESPP”); and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, including RSUs and PSUs, do not count toward the Stock Ownership Guidelines until they vest.

We believe all of our Board members and NEOs are currently in compliance with the Stock Ownership Guidelines.

Share Pledging and Our Prohibition on Speculative Transactions

Our insider trading policy prohibits all of our employees, including our executive officers, and our non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, collars, straddles and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities.

The Board, the Governance Committee and the Compensation Committee regularly review the extent to which any executive officer or non-employee director has pledged shares of Oracle common stock as collateral to secure any personal or other indebtedness, with a focus on any potential risk to Oracle stockholders. As set forth under “Security Ownership of Certain Beneficial Owners and Management,” on page 26, as of September 19, 2016, Mr. Ellison, our Chairman, CTO, founder and largest stockholder, had pledged 315,000,000 shares of Oracle common stock as collateral to secure certain personal indebtedness. Mr. Ellison’s pledged shares secure personal term loans only; none of his shares are pledged as collateral for margin accounts. The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock. Currently, no other executive officer or director holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness.

2016 Annual Meeting of Stockholders     21

Every fiscal quarter, the Governance Committee and the Compensation Committee review Mr. Ellison’s pledging arrangements from a risk management perspective and provide a report to the Board on the arrangements. In reviewing Mr. Ellison’s pledging arrangements, the Board and the committees consider:

•	historical information and trends regarding Mr. Ellison’s pledging arrangements;

•	the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;

•	the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

  •      the total number of shares of Oracle common stock outstanding; and

  •      the total number of shares of Oracle common stock owned by Mr. Ellison;

•	the market value of Oracle common stock;

•	Mr. Ellison’s independent ability to repay any loans without recourse to the pledged shares; and

•	any other relevant factors.

Board Leadership Structure

The roles of Chairman of the Board and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Chairman, and Ms. Catz and Mr. Hurd have served as our CEOs. Previously, Mr. Henley served as Chairman and Mr. Ellison served as CEO.

The Board believes that the separation of the offices of the Chairman and CEOs is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Guidelines, the Board does not have a policy mandating the separation of the roles of Chairman and CEO. Our Board elects our Chairman and our CEOs, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of our Board, the leadership of our independent directors and Board committees and our governance structures and processes already in place. The Board consists of a substantial majority of independent directors, and the Board’s Compensation, F&A, Governance and Independence Committees are composed solely of independent directors.

While we currently do not have a policy mandating an independent lead director, the Board believes that a number of non-employee directors fulfill the lead independent director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director serves as a liaison between our independent directors and our executive directors and performs such additional duties as our Board determines. Currently, Mr. Chizen serves as the lead independent director.

Board’s Role in Risk Oversight

While management is responsible for assessing and managing risks to Oracle, our Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas include, but are not limited to:

•     leadership structure and succession planning for management and the Board;

•     strategic and operational planning, including with respect to significant acquisitions, the evaluation of our capital structure and long-term debt financing, and Oracle’s long-term growth;

•     information technology and cybersecurity; and

•     legal and regulatory compliance.

Cybersecurity Risk Oversight

Cybersecurity risk oversight is a top priority for our Board. Oracle’s head of Global Information Security and its Chief Privacy Officer regularly brief the F&A Committee on the company’s information security program and its related priorities and controls. In turn, the F&A Committee reports to the full Board regarding the committee’s cybersecurity risk oversight activities.

22     2016 Annual Meeting of Stockholders

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight:

•

the F&A Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, information technology and cybersecurity, litigation and Code of Ethics and Business Conduct compliance;

•	the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally;

•	the Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board; and

•	the Independence Committee reviews risks arising from transactions with related persons and director independence issues.

Both the Compensation Committee and the Governance Committee review risks associated with the pledging of Oracle securities by Mr. Ellison, as described above in “Share Pledging and Our Prohibition on Speculative Transactions” on page 21.

Our Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, with respect to acquisitions and depending on the size of the acquisition meeting a threshold figure, the F&A Committee performs the initial review of the proposed transaction—taking into consideration any risks associated with the transaction—and determines whether to recommend that the Board approve the transaction. The F&A Committee also reviews completed acquisitions on a quarterly basis to determine whether the acquired companies have performed as expected.

In addition, the Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is held off-site and is exclusively dedicated to strategy. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

The Board has also assessed the risks associated with Oracle’s current leadership structure (consisting, in part, of two CEOs who serve on the Board and a founder and significant stockholder who serves as Chairman and CTO). The Board believes that each executive has distinct strengths, and this leadership structure functions well. In addition, the executives are subject to the independent oversight of our majority independent Board and fully independent committees, which, the Board believes, provides an effective counterbalance to the current leadership structure.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley) and nine non-employee directors. Upon the recommendation of the Independence Committee, the Board determined that each of the following nine current directors is independent (as defined by applicable NYSE listing standards and our Corporate Governance Guidelines): Mr. Berg, Mr. Bingham, Dr. Boskin, Mr. Chizen, Mr. Conrades, Mr. Garcia-Molina, Ms. James, Secretary Panetta and Ms. Seligman. Therefore, all directors who served during fiscal 2016 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards. The Board also determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2016 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees.

In making the independence determinations, the following relationships and factors were considered:

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

The total amount Oracle donated to Stanford University constituted less than 0.01% of Oracle’s total revenues in fiscal 2016. Based on a review of publicly available data, we believe the donation represented less than 0.03% of Stanford University’s total revenues in its last fiscal year. Oracle’s donation was contributed directly to Stanford Hospital and Clinics to support the development of a new hospital. None of the funds were donated to the departments or schools in which Dr. Boskin or Mr. Garcia-Molina teach at Stanford. The donation falls within NYSE prescribed limits and guidelines.

The independent members of our Board held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2016.

2016 Annual Meeting of Stockholders     23

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Director Tenure and Board Refreshment

We believe it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. In furtherance of this objective, the Board elected Ms. James and Secretary Panetta as directors in December 2015 and January 2015, respectively. However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the concerns raised by some stockholders regarding longer-tenured directors, but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would arbitrarily deprive it of the valuable contributions of its most experienced members.

Stockholder Outreach

We have long maintained an active stockholder engagement program to solicit our stockholders’ views on corporate governance, executive compensation and other issues. In fiscal 2016, members of our Board (including both independent and executive directors) conducted in-person or telephonic meetings with stockholders representing approximately 24% of Oracle’s outstanding unaffiliated shares. Since the beginning of fiscal 2017, independent directors, including members of the Compensation and Governance Committees, have held in-person meetings with eight of our large institutional stockholders, representing approximately 18% of Oracle’s outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 4% of Oracle’s outstanding unaffiliated shares. (Percentages calculated based on data available as of June 30, 2016.)

The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and, when appropriate, the Board implements changes in response to stockholder feedback. See “Proxy Statement Summary—Stockholder Outreach and Board Responsiveness” on page 3 for a summary of the recent feedback we have received from our stockholders and our Board’s response to this feedback.

Communications with the Board

Any person wishing to communicate with any of our directors, including our independent directors, regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or may send an email to Corporate_Secretary@oracle.com. The Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board. In addition, we present all such communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

Employee Matters

Code of Conduct. In 1995, we adopted and have since continually maintained a Code of Ethics and Business Conduct (the “Code of Conduct”). We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program involves the administration of training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance and Ethics Officer. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we also provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our website at www.oracle.com/goto/corpgov.

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or

24     2016 Annual Meeting of Stockholders

online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

Supplemental Conflict of Interest Policy for Senior Officers. Our Supplemental Conflict of Interest Policy for Senior Officers (the “Conflict of Interest Policy”), which supplements the Code of Conduct, addresses potential conflict of interest issues and requires prompt and annual disclosure to an executive, an executive committee or the Independence Committee, as applicable, of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving senior officers and their related persons. A financial interest involves (1) an existing or potential significant investment in any entity with which we have, or are negotiating, a material transaction or arrangement and (2) any existing or potential compensation arrangement or right with such entity.

Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The executive or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether we will enter into the transaction or arrangement in issue or, in the case of a corporate opportunity, the transaction or arrangement will remain available for us to pursue. Each senior officer must annually confirm in writing that such person has read this policy and is in compliance with it.

The Conflict of Interest Policy is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision of the Conflict of Interest Policy on, our website at www.oracle.com/goto/corpgov.

2016 Annual Meeting of Stockholders     25

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 19, 2016, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table; and (4) all current executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence J. Ellison (2) 500 Oracle Parkway, Redwood City, CA 94065	1,166,041,236	28%
Jeffrey S. Berg (3)	547,674	*
H. Raymond Bingham (4)	422,656	*
Michael J. Boskin (5)	506,562	*
Safra A. Catz (6)	31,149,360	*
Bruce R. Chizen (7)	337,812	*
George H. Conrades (8)	129,531	*
John F. Fowler (9)	5,811,028	*
Hector Garcia-Molina (10)	300,781	*
Jeffrey O. Henley (11)	4,934,516	*
Mark V. Hurd (12)	19,291,391	*
Renée J. James (13)	7,000	*
Thomas Kurian (14)	9,293,882	*
Leon E. Panetta (15)	10,781	*
Naomi O. Seligman (16)	301,926	*
All current executive officers and directors as a group (17 persons) (17)	1,241,148,939	29%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 48,937,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 315,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Share Pledging and Our Prohibition on Speculative Transactions” on page 21 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.

(3)

Includes 5,000 shares owned by Mr. Berg’s spouse, 78,666 held in a trust for the benefit of Mr. Berg and his family, 34,633 held in a grantor retained annuity trust for the benefit of Mr. Berg and his family and 429,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 419,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)	Includes 498,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)	Includes 30,687,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(7)

Includes 5,000 shares held in a trust for the benefit of Mr. Chizen and his spouse and 330,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)	Includes 118,125 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

26     2016 Annual Meeting of Stockholders

(9)

Includes 5,728,395 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 62,988 earned PSUs (including accrued dividend equivalents) for which Mr. Fowler elected to defer settlement.

(10)	Includes 294,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)

Includes 1,800,569 shares held in a trust for the benefit of Mr. Henley and his spouse, 31,000 shares held in a trust for the benefit of Mr. Henley’s children, 102,947 held by the J&J Family Foundation and 3,000,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)	Includes 19,087,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(13)

Ms. James joined the Board on December 16, 2015. None of the RSUs granted to her will vest within 60 days of the record date, and none of her stock options are exercisable within 60 days of the record date.

(14)

Includes 8,845,700 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 414,649 earned PSUs (including accrued dividend equivalents) for which Mr. Kurian elected to defer settlement.

(15)	Includes 9,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(16)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership and 286,875 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(17)

Includes all shares described in the notes above. Also includes (a) 69,053 additional shares of Oracle common stock, (b) 1,981,250 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and (c) 12,500 RSUs that will vest within 60 days of the record date, in each case held by executive officers who are not named in the table.

2016 Annual Meeting of Stockholders     27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information on our executive compensation program and our compensation philosophy for our named executive officers (“NEOs”), who in fiscal 2016 were:

•	Lawrence J. Ellison, Chairman of the Board and Chief Technology Officer
•	Safra A. Catz, Chief Executive Officer
•	Mark V. Hurd, Chief Executive Officer
•	Thomas Kurian, President, Product Development
•	John F. Fowler, Executive Vice President, Systems

Fiscal 2016 began on June 1, 2015 and ended on May 31, 2016.

Compensation Highlights

Business Overview

Oracle provides products and services that address all aspects of corporate information technology (“IT”) environments—application, platform and infrastructure. Our Oracle Cloud offerings provide a comprehensive and fully integrated stack of application, platform, compute and storage services in all three primary layers of the cloud: Software as a Service (“SaaS”), Platform as a Service (“PaaS”) and Infrastructure as a Service (“IaaS”). Our on-premise offerings include Oracle database and middleware software, application software, hardware (Oracle Engineered Systems, servers, storage, networking and industry-specific products) and related support and services.

Oracle in Fiscal 2016

•  $37 billion total U.S. GAAP revenue in FY16

•  100% of the Fortune 100 are customers

•  420,000+ customers in 145+ countries

•  Invested $5.8 billion in R&D in FY16

•  $55 billion of capital returned to stockholders in the last five fiscal years

•  Approximately 136,000 employees

Transition to the Oracle Cloud

Oracle customers are increasingly electing to run their IT environments using our suite of Oracle Cloud offerings. As customers deploy with the Oracle Cloud, many are adopting a hybrid IT model, whereby certain of their IT resources are deployed and managed through the Oracle Cloud, while other of their IT resources are deployed and managed on-premise, and both sets of resources can be managed as one. We are aggressively pursuing the opportunities presented by this shift in customer preferences, and we have delivered a 70% compound annual growth rate in revenue from our SaaS and PaaS offerings over the last six years. Revenue from our IaaS offerings has also continued to grow. We believe we are executing well against our strategy to maintain leadership in our on-premise offerings while continuing to grow cloud-based revenue.

Linking Executive Compensation to Our Business Objectives

Each element of our executive compensation program is linked to our business objectives (see page 33). In fiscal 2016, the Compensation Committee sought to align key elements of our executive compensation with our transition to the Oracle Cloud:

•

Stock options granted to our Chairman and Chief Technology Officer (“CTO”) and our Chief Executive Officers (“CEOs”) will expire after five years, rather than ten years, while maintaining a four-year vesting schedule, to closely align the term of these awards with Oracle’s goal of accelerating growth in cloud-based revenue over the next five years.

•

Consistent with our “results-aligned” compensation philosophy, the Compensation Committee maintained year-over-year growth in our non-GAAP pre-tax profits as the financial performance metric for determining our top four NEOs’ annual cash bonuses under our Executive Bonus Plan, even though this metric was projected to result in no bonus payments because Oracle’s non-GAAP profits were not projected to grow in fiscal 2016 due to Oracle’s transition to cloud-based product offerings.

28     2016 Annual Meeting of Stockholders

Compensation Changes in Response to Stockholder Feedback

The Compensation Committee engages in rigorous discussions and deliberations both internally and with its independent compensation consultant about our compensation philosophy and design alternatives for our executive compensation program. In addition, members of our Board regularly seek feedback from our principal unaffiliated stockholders regarding executive compensation and related governance matters.

12 Compensation Committee meetings in fiscal 2016

•

In fiscal 2016, members of our Board (including both independent and executive directors) conducted in-person or telephonic meetings with stockholders representing approximately 24% of Oracle’s outstanding unaffiliated shares.

•

Since the beginning of fiscal 2017, independent directors, including members of the Compensation and Governance Committees, have held in-person meetings with eight of our large institutional stockholders, representing approximately 18% of Oracle’s outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 4% of Oracle’s outstanding unaffiliated shares. (Percentages calculated based on data available as of June 30, 2016.)

Below is a summary of recent feedback we have received from our stockholders regarding executive compensation and our Board’s response to this feedback.

What We Heard		Our Board’s Response
Concerns regarding the compensation of our top three NEOs	è

Year-over-Year Decreases in Compensation. The aggregate reported compensation of our Chairman and CTO decreased 57% from fiscal 2012 through fiscal 2016 (with compensation decreasing every year during that period). The aggregate reported compensation of our CEOs decreased 23% from fiscal 2015 through fiscal 2016 and decreased 20% from fiscal 2012 through fiscal 2016. See page 30 for details.

è

Introduction of Performance Stock Units. Since fiscal 2015, approximately half of our NEOs’ equity compensation opportunities have been delivered in the form of performance stock units (“PSUs”) that may be earned only upon the attainment of multiple pre-established, specified and quantifiable performance criteria. See page 33 for details.

è

Reduction in Term of Stock Options. Stock options granted to our Chairman and CTO and CEOs in fiscal 2016 will expire after five years instead of ten years, while maintaining a four-year vesting schedule, to closely align the term of these awards with Oracle’s goal of accelerating growth in cloud-based revenue over a five-year period. The reduction in term also reduced the grant date fair values of the awards.

Outcome of our 2015 say-on-pay vote	è

Rotation of Compensation Committee Members and Compensation Consultant Principal Partner; Continued Stockholder Engagement. At our 2015 annual meeting of stockholders, our say-on-pay proposal received the support of 48% of the votes cast. In fiscal 2016, our Board changed the composition of the Compensation Committee, and the Compensation Committee rotated the principal partner from its independent compensation consultant in order to gain a fresh perspective on compensation matters. Ray Bingham is now Chair, Naomi Seligman is Vice Chair and Renée James (our newest director) joined the committee. The Compensation Committee continues to engage in substantive discussions with our stockholders regarding executive compensation matters and continues to evaluate and refine the design of our executive compensation program. See page 42 for details.

Concerns regarding compensation practices for independent directors	è

Reductions in Director Compensation. In April 2016, our Board approved significant changes to our non-employee director compensation levels, which contributed to an average reduction of 24% in the total value of our non-employee directors’ compensation in fiscal 2016 compared to fiscal 2015. See page 15 for details.

2016 Annual Meeting of Stockholders     29

Decreases in Compensation of Senior Executives

The aggregate compensation of our Chairman and CTO (as reported in our Summary Compensation Table) decreased 57% from fiscal 2012 through fiscal 2016. The aggregate reported compensation of our CEOs decreased 23% from fiscal 2015 through fiscal 2016 and 20% from fiscal 2012 through fiscal 2016.

Year-over-Year % Decreases in Compensation Compared to 2012

(1)

The Compensation Committee reduced Mr. Ellison’s target fiscal 2015 PSU award by 187,500 PSUs and cancelled 750,000 shares of his fiscal 2015 stock option grant after he became our Chairman and CTO in September 2014.

(2)

In fiscal 2015, Ms. Catz and Mr. Hurd each received a one-time special equity award of 125,000 PSUs and a stock option grant for 500,000 shares. The Compensation Committee determined these awards were appropriate because Ms. Catz and Mr. Hurd assumed new responsibilities as our CEOs.

Emphasis on Variable, “At-Risk” Compensation

Our executive compensation program in fiscal 2016 consisted of three principal elements (see page 33 for more information):

Compensation Element	Designed to Reward	At-Risk?
Long-Term Incentive Compensation—PSUs and Stock Options	• Success in achieving sustainable long-term results

  PSUs may be earned only upon the attainment of multiple pre-established, specified and quantifiable performance criteria

  NEOs realize value from stock options only when our stock price increases and they remain employed beyond the date their stock options vest

Annual Performance-Based Cash Bonus	• Success in achieving annual operating results	Bonuses are paid only when annual operating performance targets are achieved or exceeded
Base Salary	• Experience, knowledge of the industry, duties and scope of responsibility

In fiscal 2016, an average of 97% of our NEOs’ total compensation (as reported in the Summary Compensation Table on page 44) was “at-risk,” as shown in the chart below. Annual performance-based cash bonuses were zero ($0) in fiscal 2016 for all of our NEOs and therefore do not appear in the chart.

Fiscal 2016 NEO Compensation Mix

30     2016 Annual Meeting of Stockholders

Pay-for-Performance Compensation Philosophy

Reflecting our compensation philosophy, our executive compensation program is designed to be “results-aligned.” The Compensation Committee believes that when Oracle achieves a higher level of financial performance and a higher stock price over a sustained period of time, our NEOs should be well compensated. As a result, when our stockholders are rewarded, our NEOs are also rewarded. Similarly, when Oracle does not achieve its desired results, the Compensation Committee believes that our NEOs should realize less value from their incentive compensation and, correspondingly, lower pay.

Fiscal 2016 Pay Outcomes Are Aligned with Performance

Our fiscal 2016 incentive compensation outcomes, which we believe are consistent with our “results-aligned” compensation philosophy, are summarized below:

Compensation Element	Executive	Fiscal 2016 Outcome	Reason
PSUs (see page 34 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 100% of target (out of a maximum possible payment of 150% of target)

•     Oracle’s revenue and operating cash flow growth were better than the weighted average revenue and operating cash flow growth of the PSU Comparator Companies (as defined below).

•     However, Oracle’s revenue and operating cash flow growth were negative and, consequently, payment was capped at the target level.

	Thomas Kurian	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 110% of target (the maximum possible payment)	• Our cloud SaaS and PaaS offerings experienced strong year-over-year revenue growth.
	John F. Fowler	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 50% of target (out of a maximum possible payment of 110% of target)	• Year-over-year revenue declined for our Oracle Engineered Systems and storage products.
Stock Options (see page 35 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian John F. Fowler	• Fiscal 2016 stock options had an intrinsic value of zero ($0) at fiscal 2016 year end	• Fiscal 2016 stock options were granted at an exercise price that was higher than our stock price at the end of fiscal 2016.
Annual Performance-Based Cash Bonus (see page 35 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian	• No annual performance-based cash bonuses paid	• Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016.
	John F. Fowler	• No annual performance-based cash bonus paid	• Oracle’s hardware products business did not meet profit expectations in fiscal 2016.

2016 Annual Meeting of Stockholders     31

Other Compensation Policies and Practices

What We Do

    Low Dilution Rates from Equity Awards. We recognize that employee equity awards dilute the holdings of our stockholders. Both the Compensation and F&A Committees regularly review our long-term incentive compensation program to ensure that we balance our employee compensation objectives with our stockholders’ interest in limiting dilution from equity awards. As of May 31, 2016, our cumulative potential dilution since June 1, 2013 has been a weighted average annualized rate of 1.6% per year, which is significantly lower than the rates of the companies in our compensation peer group and was calculated prior to considering the effects of our stock repurchase program. See page 34 for details.

    Compensation Recovery (“Clawback”) Policy. We have adopted a clawback policy for our executive officers providing that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid that were awarded as a result of achieving financial performance goals that are not met under the restated financial results. When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will revise our policy to comply appropriately.

    Robust Stock Ownership Guidelines. We endeavor to closely align the interests of our senior executives with the interests of our stockholders during good and bad economic times through our robust Stock Ownership Guidelines, which specify the number of shares of Oracle common stock that our senior executives must own. See page 42 for details.

    Regular Board Oversight of Share Pledging. On a quarterly basis, the Board and the Governance and Compensation Committees review the extent to which any executive officer or director has pledged shares of Oracle common stock as collateral to secure indebtedness. Mr. Ellison’s pledging arrangements are reviewed at least once every fiscal quarter, and no other NEO has pledged shares of Oracle common stock. See page 21 for details.

    Independent Compensation Committee and Compensation Consultant. The Compensation Committee, which is composed entirely of independent directors, recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating its current compensation consultant, Compensia, which reports directly to the Compensation Committee and did not provide any other services to Oracle during fiscal 2016. See page 40 for details.

What We Don’t Do

    No Change-in-Control or Severance Agreements. Each of our NEOs is employed “at will.” None of our employment offer letters or any other agreements with our NEOs provides for termination, severance or change-in-control payments or benefits (other than potential “double-trigger” acceleration of vesting of outstanding and unvested equity awards under our broad-based equity plan, which is a benefit provided to all employees who participate in the plan).

No Repricing of “Underwater” Stock Options. We do not reprice or exchange “underwater” stock options, and our equity plan requires stockholder approval to reprice stock options.

    Prohibition on Speculative Transactions. We prohibit all of our employees, including our executive officers, and our non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, collars, straddles and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities.

No Discretionary Bonuses for NEOs. When performance-based bonuses result in zero ($0) payment under our Executive Bonus Plan, we do not pay our NEOs discretionary bonuses.

    No Minimum Guaranteed Number of PSUs. Our PSU awards do not guarantee a minimum number of PSUs that will be earned. The number of PSUs that can be earned ranges from 0% to 150% of the target award for our top three NEOs, and 0% to 110% of the target award for our other NEOs.

No Tax Gross-Ups for NEOs. We do not provide any tax reimbursement “gross-up” payments to our NEOs.

32     2016 Annual Meeting of Stockholders

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executive officers;

•	provide incentives for their superior performance; and

•	align the interests of our executive officers with those of our stockholders.

The Compensation Committee believes we employ some of the most talented senior executives in our industry. Our senior executives are routinely recruited as candidates to lead other large, sophisticated technology companies. Given the strength of our NEO group, the Compensation Committee believes it is critical they receive total compensation opportunities that reflect their individual skills and experiences and are commensurate with the management of an organization of Oracle’s size, scope and complexity. Further, the Compensation Committee believes that our NEOs’ compensation levels must be appropriate to retain and properly motivate them. At the same time, however, our NEOs’ pay is closely aligned with the investment gains or losses of Oracle’s stockholders. While our NEOs’ total incentive compensation opportunities may be among the highest in our industry, the amounts they ultimately realize are contingent on their ability to achieve our primary business objectives and create sustainable long-term value for our stockholders.

Within Oracle, executive compensation is weighted most heavily toward our most senior executive officers because they have the greatest impact on our business and financial results.

Elements of Our Executive Compensation Program

Each Element of the Program is Closely Linked to Our Business Objectives

Our executive compensation program consists of the three principal elements described in the table below. We weight our NEOs’ compensation mix to encourage appropriate decisions that are consistent with our business strategy of constantly improving our performance and building sustainable long-term stockholder value.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
1. Long-Term Incentive Compensation—PSUs and Stock Options (see page 33)	• Success in achieving sustainable long-term results

•  Align our NEOs’ interests with long-term stockholder interests to increase overall stockholder value

•  Motivate and reward our NEOs for achieving financial performance goals that contribute to sustainable long-term results

•  Retain our NEOs in an increasingly competitive market for talent

✓
2. Annual Performance-Based Cash Bonus (see page 35)	• Success in achieving annual operating results	• Motivate and reward our NEOs for achieving or exceeding annual financial performance goals • Share incremental profits earned by Oracle equitably between our NEOs and our stockholders	✓
3. Base Salary (see page 37)	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy

1. Long-Term Incentive Compensation

Our philosophy with regard to granting long-term incentive compensation is to:

•	be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

•

grant equity awards to a relatively small number of employees, with a focus on our engineers, developers and senior executives, and provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value; and

•	effectively manage the overall net dilution resulting from our use of equity as a compensation tool.

2016 Annual Meeting of Stockholders     33

As of May 31, 2016, our cumulative potential dilution since June 1, 2013 has been a weighted average annualized rate of 1.6% per year, which is significantly lower than the dilution at the companies in our compensation peer group. Our cumulative potential dilution is calculated as the average annualized new RSUs, PSUs and stock options granted and assumed, net of RSUs, PSUs and stock options forfeited by employees leaving the company, divided by the weighted average outstanding shares during the calculation period and excludes the effects of our stock repurchase program.

Fiscal 2016 Equity Awards

Consistent with our “results-aligned” compensation philosophy, beginning in fiscal 2015, the Compensation Committee made significant changes to the long-term incentive compensation program for our NEOs, providing that their annual equity awards would consist of both PSUs and stock options. The Compensation Committee believes that our annual equity awards—which are designed to reward outstanding performance as measured against our long-term financial results—will provide our NEOs with incentives to achieve our business objectives and drive increases in the market price of Oracle common stock, thus benefiting our stockholders as well as our NEOs.

PSU Award Design

The Compensation Committee engaged in a thoughtful and rigorous deliberation process to design the PSU awards. When the Compensation Committee initially considered the adoption of PSUs, it evaluated a number of alternative performance award designs over the course of numerous meetings, including special meetings called only for that purpose, with the assistance of Compensia, its compensation consultant, and solicited stockholder feedback. The Compensation Committee followed a similarly rigorous process for the design of the 2016 PSU awards. The Compensation Committee tailored the performance objectives of the 2016 PSU awards to the specific roles and responsibilities of each of our NEOs, as described below.

Fiscal 2016 PSUs—Mr. Ellison, Ms. Catz and Mr. Hurd

For Mr. Ellison, Ms. Catz and Mr. Hurd, the 2016 PSUs are measured using two performance metrics:

•	50% of the number of target PSUs is tied to relative growth in total consolidated revenues measured on a U.S. GAAP basis; and

•	50% of the number of target PSUs is tied to relative growth in total consolidated net cash flows from operating activities measured on a U.S. GAAP basis.

These metrics were selected because management analyzes revenue growth and operating cash flows as proxies for the creation of long-term stockholder value, and Mr. Ellison, Ms. Catz and Mr. Hurd are ultimately responsible for the continued success of Oracle as a whole. The 2016 PSU awards are divided into four equal annual tranches, each of which is eligible to be earned based on Oracle’s performance with respect to these two metrics as compared against the weighted average performance of the same metrics of seven companies, which we believe represent some of our primary competitors as well as companies to which our stockholders most often compare us (collectively, the “PSU Comparator Companies,” listed in the chart at right).

PSU Comparator Companies • Cisco Systems • EMC • Hewlett Packard Enterprise • IBM • salesforce.com • SAP • Workday

The key features of the 2016 PSUs for Mr. Ellison, Ms. Catz and Mr. Hurd are:

•	25% of the PSUs are eligible to be earned each year, so the target PSUs granted are distributed over four years (see chart below);

•	there is no minimum guaranteed number of PSUs that may be earned in any one year (the NEOs may earn 0% of the target number of PSUs);

•	the number of PSUs that may be earned is capped at a maximum of 150% of the target number of PSUs, so the upside is limited;

•

if Oracle’s growth exceeds the weighted average growth of the PSU Comparator Companies for either metric but is a negative number, the maximum number of PSUs that may be earned with respect to that metric is 100% of the target number of PSUs allocated to that year; and

•

if Oracle’s growth is one of the two lowest percentage growth amounts among the PSU Comparator Companies with each company’s growth measured separately and ranked from largest to smallest, none (0%) of the number of PSUs allocated to that year will be earned with respect to that metric.

34     2016 Annual Meeting of Stockholders

One-fourth of the 2016 PSUs are eligible to be earned at the end of each of four separate, varying performance periods, as follows:

Tranche Vesting Fiscal Year	% of PSU Award	Performance Metric
2016	25%	• Fiscal 2016 weighted average comparator performance
2017	25%	• Fiscal 2016 and 2017 weighted average comparator performance
2018	25%	• Fiscal 2016, 2017 and 2018 weighted average comparator performance
2019	25%	• Fiscal 2017, 2018 and 2019 weighted average comparator performance

Earned PSUs vest upon the Compensation Committee’s certification of achievement against the pre-established, specified and quantifiable target levels for each performance metric. Upon vesting, each PSU is converted into one share of Oracle common stock.

Fiscal 2016 PSUs—Other NEOs

For Mr. Kurian and Mr. Fowler, the 2016 PSUs are to be earned based on a revenue growth metric linked to certain strategic lines of business for which they have responsibility and oversight.

•

Mr. Kurian’s 2016 PSUs are to be earned based on year-over-year growth in Oracle’s total revenues for its cloud SaaS and PaaS offerings measured on a U.S. generally accepted accounting principles (“U.S. GAAP”) basis.

•	Mr. Fowler’s 2016 PSUs are to be earned based on year-over-year growth in Oracle’s total revenues for its Oracle Engineered Systems and storage products measured on a U.S. GAAP basis.

•

25% of the 2016 PSUs are eligible to be earned each year over a four-year period. For both Mr. Kurian and Mr. Fowler, the number of PSUs that may be earned is capped at 110% of the target number of PSUs awarded.

Fiscal 2016 Stock Options

In fiscal 2016, a portion of our NEOs’ long-term incentive compensation also consisted of time-vesting options to purchase shares of Oracle common stock. The Compensation Committee believes stock options provide effective performance incentives because our NEOs derive value from these awards only if our stock price increases (which benefits all stockholders) and the NEO remains employed beyond the date his or her stock options vest. Stock options give the recipients the right to purchase at a specified price (the market price of Oracle common stock on the date when the stock option was granted) a specified number of shares of Oracle common stock for a specified period of time (five years with respect to the 2016 stock options granted to our top three NEOs, and ten years with respect to the 2016 stock options granted to our other NEOs). An NEO can exercise this right for the remainder of this specified period of time as the stock options vest (become exercisable) over four years.

2. Annual Performance-Based Cash Bonus under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our NEOs by rewarding them when our annual financial performance objectives are met or exceeded. Under the Executive Bonus Plan, the Compensation Committee assigns each participant a target cash bonus opportunity and establishes the financial performance metric or metrics and related target levels that must be achieved before an award actually will be paid to the participant for that year.

NEOs’ Cash Bonus Opportunities

Consistent with fiscal 2015, the Compensation Committee selected year-over-year growth in our non-GAAP pre-tax profits as the financial performance metric for determining our NEOs’ annual cash bonuses for fiscal 2016 (other than Mr. Fowler, whose bonus arrangement is described below). In fiscal 2016, the target bonus opportunity under the Executive Bonus Plan was zero ($0) for each NEO (other than Mr. Fowler) because the Compensation Committee established the performance target at the beginning of fiscal 2016 based on projected growth in our non-GAAP pre-tax profits, and our non-GAAP pre-tax profits were not projected to grow over the preceding fiscal year. This result was consistent with management’s expectation that Oracle’s transition to cloud-based product offerings would result in a decline in Oracle’s total profits in fiscal 2016.

The Compensation Committee determined it was appropriate to maintain year-over-year growth in our non-GAAP pre-tax profits as the performance metric for the Executive Bonus Plan, even though it was projected to result in an annual bonus of zero ($0) for fiscal 2016, because of our “results-aligned” compensation philosophy. The Compensation Committee believes that when Oracle achieves a higher level of financial performance and stockholder value increases, our NEOs should be well compensated. If Oracle’s non-GAAP pre-tax profits had grown in fiscal 2016, notwithstanding expectations, our NEOs would have received a bonus

2016 Annual Meeting of Stockholders     35

under the Executive Bonus Plan. However, between fiscal 2015 and fiscal 2016, our non-GAAP pre-tax profits did not grow. Consequently and consistent with our philosophy, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian did not earn a cash bonus for fiscal 2016.

The bonus formula for each NEO, other than Mr. Fowler, was calculated as follows and was subject to an individual bonus cap:

The individual bonus percentages were determined at the beginning of fiscal 2016 and were the same as the percentages in fiscal 2015, as follows: 0.325% for Mr. Ellison and 0.200% for each of Ms. Catz, Mr. Hurd and Mr. Kurian.

For purposes of the Executive Bonus Plan, “non-GAAP pre-tax profit” is defined as:

•	Oracle’s U.S. GAAP income before provision for income taxes;

•	Minus stock-based compensation expenses, acquisition-related and other expenses, restructuring expenses and amortization of intangible assets; and

•

Plus an adjustment to increase our U.S. GAAP income before provision for income taxes for the full amount of cloud SaaS and PaaS revenues, software license updates and software and hardware support revenues recognized from contracts assumed in acquisitions as if the acquired companies had remained independent entities during the applicable fiscal year.

The Compensation Committee believes that growth in non-GAAP pre-tax profit is the most appropriate metric for the Executive Bonus Plan because management regularly uses this metric internally to understand, manage and evaluate our business performance and make operating decisions with a view to the creation of stockholder value. In addition, as a measure of profit, this metric requires our NEOs to manage multiple variables (i.e., revenues and operating expenses) in achieving the goal of growing our non-GAAP pre-tax profit, which the Board believes to be an important measure of Oracle’s financial performance and value creation for our stockholders.

Under the bonus formula, if Oracle’s non-GAAP pre-tax profits do not grow year-over-year, then our NEOs will not receive any bonuses under the Executive Bonus Plan even if Oracle has been profitable. Further, even where Oracle’s non-GAAP pre-tax profits grow year-over-year, if we do not meet our own internal profitability expectations for the fiscal year, the bonuses paid to our NEOs are typically below their target cash bonus opportunities. The Compensation Committee has discretion to reduce or eliminate but not increase the award determined by the bonus formula. In addition, the Executive Bonus Plan limits actual awards to a maximum of $15 million per person in any one year performance period, even if the formula otherwise indicates a larger award.

Mr. Fowler’s Cash Bonus Opportunity

Mr. Fowler is directly responsible for our hardware products business. Consistent with our “results-aligned” compensation philosophy, the Compensation Committee structured his target cash bonus opportunity to be contingent on the operating results of the portion of the business that he manages. We believe the most important factor by which to measure his performance is the year-over-year improvement in hardware revenues relative to his ability to manage effectively the growth in expenses of our hardware products development organization that he oversees. Mr. Fowler’s target cash bonus opportunity was based on a percentage of the amount by which hardware revenues growth between fiscal 2015 and fiscal 2016 exceeded the expense growth of the hardware products development organization between fiscal 2015 and fiscal 2016. Should the growth in this profitability metric increase, Mr. Fowler’s bonus payment would increase.

In fiscal 2016, while our hardware business was profitable, the profitability of this business as we internally measure it did not grow from the prior fiscal year. Thus, for fiscal 2016, Mr. Fowler did not earn a cash bonus.

We have not disclosed the specific formula or performance target level for Mr. Fowler’s target cash bonus opportunity. Mr. Fowler’s bonus formula includes, among other things, expense amounts for our hardware products development organization. We do not publicly disclose this information, as we believe it would provide insights into our operational strengths and weaknesses that would result in competitive harm to us.

36     2016 Annual Meeting of Stockholders

3. Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual NEO’s performance. Mr. Ellison’s base salary is set at $1 consistent with the Compensation Committee’s view that his entire total direct compensation opportunity should be “at-risk.”

Perquisites and Other Personal Benefits

In fiscal 2016, we provided our NEOs with certain limited perquisites and other personal benefits as described below, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and its stockholders. The amounts of all perquisites and other personal benefits provided to our NEOs are reported in the “All Other Compensation” column of the Summary Compensation Table below.

Residential Security

The Board has established a residential security program for the protection of our most senior executives. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle, and we believe these security costs are necessary and appropriate business expenses. The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against one or more of our senior executives during the last completed fiscal year. For Mr. Ellison, Oracle pays for the annual costs of security personnel at his primary residence. Mr. Ellison paid for the initial procurement and installation of security equipment for his primary residence, and he pays for ongoing maintenance and upgrade fees for such equipment. Mr. Ellison also pays for all security costs for his other residences. For Mr. Hurd, Oracle paid for the cost of the installation of a technical security system at his primary residence and pays the related annual service costs. Ms. Catz was offered a security system paid for by Oracle but opted instead to maintain the existing security system at her residence, which she pays for directly.

Although we view the security services provided for our senior executives as necessary and appropriate business expenses, because they may be viewed as conveying a personal benefit to these individuals, we have reported the aggregate incremental costs to Oracle of these services in the “All Other Compensation” column of the Summary Compensation Table below.

Aircraft Use

We allowed certain of our NEOs to be accompanied by guests during business trips on private aircraft owned by us or leased by us from a company owned by Mr. Ellison on terms advantageous to Oracle (as described in “Transactions with Related Persons” on page 51). When we lease an aircraft, we lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Similarly, our owned aircraft are only used for business travel. Therefore, we believe there is no aggregate incremental cost to Oracle as a result of NEOs being accompanied by guests when traveling on Oracle business. However, a portion of the aircraft costs attributable to non-business passengers cannot be deducted by Oracle for corporate income tax purposes. We have disclosed the amount of these incremental forgone tax deductions for fiscal 2016 in the footnotes accompanying the Summary Compensation Table below.

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2016, other than the 401(k) Plan and our deferred compensation programs, we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the 1993 Deferred Compensation Plan (the “Cash Deferred Compensation Plan”) to certain employees, including eligible NEOs, under which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We also offer certain employees, including eligible NEOs, the ability to defer the settlement of their earned and vested RSUs and PSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan (the “RSU Deferred Compensation Plan”). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Fiscal 2016 Non-Qualified Deferred Compensation” on page 48.

Severance and Change-in-Control Benefits

Each of our NEOs is employed “at will.” None of our NEOs has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change-in-control of Oracle.

2016 Annual Meeting of Stockholders     37

If Oracle is acquired, equity awards held by all of our employees, including our NEOs, under our Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Long-Term Equity Incentive Plan”) will become fully vested only if the equity awards are not assumed or if the equity awards are assumed and the holder’s employment is terminated without cause within 12 months after the acquisition (a so-called “double trigger” arrangement). This vesting acceleration provision is provided to all employees who participate in the plan and is not subject to any other material conditions or obligations.

Determination of Executive Compensation Amounts for Fiscal 2016

Factors Considered in Setting Fiscal 2016 Compensation for Our NEOs

The Compensation Committee approved our NEOs’ fiscal 2016 compensation and determined that the fiscal 2016 compensation levels were appropriate and necessary to reward, retain and motivate our NEOs based on, among other factors, our executive compensation philosophy and the Compensation Committee’s subjective evaluations of:

•	the potential future contributions each NEO can make to our success and each NEO’s critical role in executing our business and acquisition strategies;

•	our desired future financial performance in each NEO’s principal areas of responsibility and the degree to which we wish to provide incentives for him or her;

•	the NEO’s past performance;

•	the NEO’s experience and level of responsibility;

•	the retention objectives for the NEO;

•	the Compensation Committee’s belief that any one of the NEOs could lead another company and the goal of protecting against recruiting efforts by other companies;

•	the growing complexity of our business resulting in increased workloads and responsibilities for our NEOs, particularly in light of Oracle’s transition to cloud-based product offerings;

•	the NEO’s expected progress toward goals within his or her areas of responsibility; and

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for the NEO.

The Compensation Committee determined each NEO’s target equity award opportunity (and, thus, the size of his or her stock option and PSU awards) based on:

•	our executive compensation philosophy;

•	its goal of providing an overall competitive equity award level; and

•	its subjective evaluation of the factors described above.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual NEOs. When determining the size of the stock option and PSU awards, the Compensation Committee considers both the overall size of the awards and the potential value of the awards.

Compensation Decision-Making Process and the Role of Executive Officers

The Compensation Committee deliberates on, determines and approves the executive compensation of our NEOs based on the collective subjective judgment of its members, which is guided by their significant collective business experience. See “Board of Directors—Nominees for Directors—Director Qualifications” on page 6 for a discussion of the expertise and skills of each of our Compensation Committee members. None of our NEOs determine their own compensation, and none of our NEOs were present when the Compensation Committee deliberated on and approved its fiscal 2016 compensation decisions for him or her.

38     2016 Annual Meeting of Stockholders

Fiscal 2016 Compensation for Mr. Ellison, Chairman and CTO

For fiscal 2016, the Compensation Committee approved the following compensation for Mr. Ellison:

PSUs

A target award of 562,500 PSUs granted on July 2, 2015, 25% of which are eligible to be earned each year over a four-year period based Oracle’s performance as measured against a relative revenue growth metric and a relative operating cash flow metric.

Stock Options

A stock option award to purchase 2,250,000 shares of Oracle common stock granted on July 2, 2015, with an exercise price of $40.36 per share, vesting 25% each year over a four-year period, and with a five-year term.

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.325% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Because Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016, Mr. Ellison received no bonus payment ($0) in fiscal 2016.

Annual Base Salary	$1 (unchanged since fiscal 2011)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Ellison’s overall responsibility for business strategy, operations and corporate vision, with an emphasis on the objectives of retaining Mr. Ellison’s services and providing meaningful incentives for superior performance and engagement. The Compensation Committee believes that Mr. Ellison, as Oracle’s founder who has guided the company for nearly 40 years, is invaluable. Although Mr. Ellison has a significant equity interest in Oracle, the Compensation Committee believes his annual compensation package is necessary to maintain the focus of his visionary drive and his active role in our operations, technology, strategy and growth. The Compensation Committee believes that Mr. Ellison’s role as an executive at Oracle is distinct from his roles as a director and significant stockholder.

Fiscal 2016 Compensation for Ms. Catz, CEO

For fiscal 2016, the Compensation Committee approved the following compensation for Ms. Catz:

PSUs

A target award of 562,500 PSUs granted on July 2, 2015, 25% of which are eligible to be earned each year over a four-year period based Oracle’s performance as measured against a relative revenue growth metric and a relative operating cash flow metric.

Stock Options

A stock option award to purchase 2,250,000 shares of Oracle common stock granted on July 2, 2015, with an exercise price of $40.36 per share, vesting 25% each year over a four-year period, and with a five-year term.

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Because Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016, Ms. Catz received no bonus payment ($0) for fiscal 2016.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Ms. Catz’s significant role and responsibilities with Oracle. As one of our CEOs, Ms. Catz sets our overall business and acquisition strategy and executes that strategy, and she has oversight and responsibility for the accuracy and integrity of our financial results and management of our legal affairs, among other responsibilities.

Fiscal 2016 Compensation for Mr. Hurd, CEO

For fiscal 2016, the Compensation Committee approved the following compensation for Mr. Hurd:

PSUs

A target award of 562,500 PSUs granted on July 2, 2015, 25% of which are eligible to be earned each year over a four-year period based Oracle’s performance as measured against a relative revenue growth metric and a relative operating cash flow metric.

Stock Options

A stock option award to purchase 2,250,000 shares of Oracle common stock granted on July 2, 2015, with an exercise price of $40.36 per share, vesting 25% each year over a four-year period, and with a five-year term.

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Because Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016, Mr. Hurd received no bonus payment ($0) for fiscal 2016.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

2016 Annual Meeting of Stockholders     39

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Hurd’s significant role and responsibilities with Oracle. As one of our CEOs, Mr. Hurd is responsible for worldwide sales and marketing, consulting, support and Oracle’s industry-specific global business units, and he acts as a primary contact for our customers, among other responsibilities.

Fiscal 2016 Compensation for Mr. Kurian, President, Product Development

For fiscal 2016, the Compensation Committee approved the following compensation for Mr. Kurian:

PSUs

A target award of 500,000 PSUs granted on July 2, 2015, 25% of which are eligible to be earned each year over a four-year period based on the level of year-over-year growth in Oracle’s total revenues for its Cloud SaaS and PaaS offerings on a U.S. GAAP basis.

Stock Options

A stock option award to purchase 2,000,000 shares of Oracle common stock granted on July 2, 2015, with an exercise price of $40.36 per share, vesting 25% each year over a four-year period, and with a ten-year term.

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Because Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016, Mr. Kurian received no bonus payment ($0) for fiscal 2016.

Annual Base Salary	$800,000 (unchanged since fiscal 2011)

In addition to the factors described above, the Compensation Committee approved this compensation package based on its determination that Mr. Kurian makes significant contributions to Oracle’s overall software development and strategy, especially those related to our Oracle Cloud and Fusion products and services.

Fiscal 2016 Compensation for Mr. Fowler, Executive Vice President, Systems

For fiscal 2016, the Compensation Committee approved the following compensation for Mr. Fowler:

PSUs

A target award of 187,500 PSUs granted on July 2, 2015, 25% of which are eligible to be earned each year over a four-year period based on the level of year-over-year growth in Oracle’s total revenues for its Oracle Engineered Systems and storage products on a U.S. GAAP basis.

Stock Options

A stock option award to purchase 750,000 shares of Oracle common stock granted on July 2, 2015, with an exercise price of $40.36 per share, vesting 25% each year over a four-year period, and with a ten-year term.

Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on the profitability of our hardware business. In fiscal 2016, while our hardware business was profitable, the profitability of this business as we measure it internally did not grow from the prior fiscal year. Therefore, Mr. Fowler received no bonus payment ($0) for fiscal 2016.

Annual Base Salary	$700,000 (unchanged since Mr. Fowler became an NEO in fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on its determination that Mr. Fowler makes significant contributions to Oracle’s overall hardware product development and strategy, including our Oracle Engineered Systems products.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc., a national compensation consulting firm, as its compensation advisor for fiscal 2016 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia also assisted the Compensation Committee with the ongoing design of the PSU program, with a comparison of our executive compensation policies and practices against a group of peer companies (as determined and identified below) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2016.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia, Compensia reports directly to the

40     2016 Annual Meeting of Stockholders

Compensation Committee, and Compensia did not provide any other services to Oracle during fiscal 2016. Neither of our CEOs nor the Chairman of the Board met independently with representatives of Compensia nor did they consult with management’s outside compensation consultant on any of these executive compensation matters for fiscal 2016. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on bonuses and other variable, performance-based compensation) and the availability of information about these programs.

For fiscal 2016, the companies comprising the compensation peer group consisted of:

Accenture plc	eBay Inc.	Microsoft Corporation
Alphabet Inc.	EMC Corporation	QUALCOMM Incorporated
Amazon.com, Inc.	Hewlett-Packard Company*	salesforce.com, inc.
Apple Inc.	Intel Corporation	SAP SE
Cisco Systems, Inc.	International Business Machines	Texas Instruments Incorporated

*	Following the separation of Hewlett-Packard Company into two publicly traded companies, the Compensation Committee replaced Hewlett-Packard Company with Hewlett Packard Enterprise Company.

Although the Compensation Committee considered executive pay information drawn from this group of peer companies and from the Radford 2015 Executive Compensation Survey for comparative purposes when setting executive compensation levels at Oracle during fiscal 2016, it did not target total compensation or any individual compensation element at a specific level or attempt to attain a specified target percentile within the data drawn from the compensation peer group to determine executive compensation. While the Compensation Committee set overall target compensation significantly above the average compensation level of our peer group, achieving the target compensation levels requires successful performance by our NEOs, both collectively and individually.

Risk Assessment of Our Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

PSUs granted to our NEOs, to the extent earned, vest over a four-year period. Stock options vest 25% each year over a period of four years. Consequently, our NEOs only realize value from their equity awards through sustained long-term appreciation of our stock price, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified dollar cap which limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s sole discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance.

•

The financial metric used in the Executive Bonus Plan for each of our NEOs, other than Mr. Fowler, is year-over-year growth in Oracle’s non-GAAP pre-tax profits. Our management regularly uses this metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns our NEOs’ interests with our business goals.

•

We have adopted a clawback policy that allows us to recover or cancel any cash bonuses paid that are awarded as a result of achieving financial performance goals that are not met under any restated financial results.

2016 Annual Meeting of Stockholders     41

•

Each of our senior officers is subject to robust stock ownership requirements as described in “Other Compensation Policies—Stock Ownership Guidelines” below. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Tax and Accounting Considerations

In evaluating potential compensation alternatives, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers unless, among other things, such compensation is performance-based and has been approved by stockholders. Generally, we design our executive compensation program to permit our Compensation Committee to be able to grant compensation intended to be eligible for deductibility to the extent permitted by Section 162(m) of the Code and the relevant income tax regulations. We may from time to time, however, pay compensation to our NEOs that may not be deductible if the Compensation Committee believes that doing so is in the best interests of Oracle and our stockholders.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

2015 Stockholder Advisory Vote on Executive Compensation

At our 2015 annual meeting of stockholders, we conducted our annual advisory vote on the fiscal 2015 compensation of our NEOs (commonly known as a “say-on-pay” vote). The compensation of our NEOs received support from approximately 48% of the votes cast on the say-on-pay proposal. Our Board and Compensation Committee were disappointed with this result. The Compensation Committee continues to engage in substantive discussions with our major unaffiliated stockholders to better understand their concerns and views on our executive compensation program and continues to evaluate and refine the design of our executive compensation program.

In fiscal 2016, our Board changed the composition of the Compensation Committee, and the Compensation Committee rotated the principal partner from its independent compensation consultant in order to gain a fresh perspective on compensation matters. Ray Bingham is now Chair, Naomi Seligman is Vice Chair and Renée James (our newest director) joined the committee. In addition, our Board has made a number of changes to our executive and non-employee director compensation programs in response to stockholder feedback, as described on page 29, including significant changes to our non-employee director compensation levels, which contributed to an average reduction of 24% in the total value of our non-employee directors’ compensation in fiscal 2016 compared to fiscal 2015.

Other Compensation Policies

Stock Ownership Guidelines

As discussed in greater detail in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 21, our senior officers are required to own and hold a specified number of shares of Oracle common stock. Under the Stock Ownership Guidelines, our NEOs must own the number of shares of Oracle common stock indicated below within five years from the date such person became a senior officer. Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement.

Title	Minimum Number of Shares
Chairman and Chief Technology Officer	250,000
Chief Executive Officers	250,000
Presidents	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Executive Vice Presidents	25,000
All other Section 16 Officers	10,000

The purpose of the Stock Ownership Guidelines is to closely align the interests of our executive officers with the interests of our other stockholders through good and bad economic times. In addition, the Stock Ownership Guidelines are designed to strengthen the link between our long-term performance and executive compensation. We believe all of our NEOs are currently in compliance with the Stock Ownership Guidelines.

42     2016 Annual Meeting of Stockholders

Equity Awards and Grant Administration

Our Board has designated the Compensation Committee as the administrator of the Long-Term Equity Incentive Plan and the Directors’ Stock Plan. The Compensation Committee, among other things, selects award recipients under the Long-Term Equity Incentive Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting equity awards on pre-established dates. The Compensation Committee holds regular meetings on a scheduled date each month to consider and approve equity award grants (other than the annual grants described below), including grants to new hires and promoted employees. The Board has also delegated to an executive officer committee the authority to approve grants of stock options to acquire up to 100,000 shares of Oracle common stock (or RSUs of equivalent value) to non-executive officers and employees. Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically batched together and granted on a pre-established day of the following month.

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to key employees, including our executive officers. The Compensation Committee generally approves these annual equity award grants during the ten business-day period following the second trading day after the announcement of our fiscal year-end earnings in an effort to make our annual grants during the time when potential material information regarding our financial performance is most likely to be available to our stockholders and the market.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	H. Raymond Bingham, Chair Naomi O. Seligman, Vice Chair George H. Conrades Renée J. James

Dated: September 9, 2016

2016 Annual Meeting of Stockholders     43

Fiscal 2016 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by or paid to our NEOs in fiscal 2016, 2015 and 2014.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Stock Awards (2) (3) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (4) ($)	Total ($)
Lawrence J. Ellison	2016	1	21,870,000	18,103,275	—	1,545,258	41,518,534
Chairman and Chief Technology Officer	2015	1	30,352,500	31,739,400	—	1,547,635	63,639,536
	2014	1	—	64,979,600	741,384	1,540,266	67,261,251
Safra A. Catz	2016	950,000	21,870,000	18,103,275	—	20,537	40,943,812
Chief Executive Officer	2015	950,000	27,625,625	24,647,250	—	20,795	53,243,670
	2014	950,000	—	36,240,500	456,236	20,014	37,666,750
Mark V. Hurd	2016	950,000	21,870,000	18,103,275	—	198,621	41,121,896
Chief Executive Officer	2015	950,000	27,625,625	24,647,250	—	22,253	53,245,128
	2014	950,000	—	36,240,500	456,236	21,942	37,668,678
Thomas Kurian	2016	800,000	19,440,000	15,490,400	—	12,745	35,743,145
President, Product Development	2015	800,000	20,235,000	15,571,800	—	12,871	36,619,671
	2014	800,000	—	25,444,000	456,236	12,499	26,712,735
John F. Fowler	2016	700,000	7,290,000	5,808,900	—	19,624	13,818,524
Executive Vice President, Systems	2015	700,000	10,117,500	7,785,900	—	18,898	18,622,298
	2014	700,000	—	12,722,000	—	18,526	13,440,526

(1)

The titles presented for each NEO are as of the end of fiscal 2016. In September 2014, Mr. Ellison was appointed Chairman and CTO and Ms. Catz and Mr. Hurd were each appointed CEO. Prior to September 2014, Mr. Ellison was CEO, Ms. Catz was President and CFO and Mr. Hurd was President. Mr. Kurian was Executive Vice President, Product Development until January 6, 2015, when he was promoted to President, Product Development.

(2)

The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards. As required by SEC rules, the amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair values of PSUs and stock options, respectively, granted during the relevant fiscal years computed in accordance with FASB ASC 718. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 33 for a discussion of these awards. For information on the valuation assumptions used in our stock-based compensation computations, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2016.

In addition, in connection with Mr. Ellison’s change in position to Chairman and CTO, the Compensation Committee reduced his fiscal 2015 PSU target award to 562,500 PSUs and cancelled 750,000 of the shares subject to his fiscal 2015 stock option grant. As required by SEC rules, the amounts reported in these columns reflect the grant date fair values of Mr. Ellison’s original fiscal 2015 PSU target award and original fiscal 2015 stock option grant, respectively. The grant date fair values of Mr. Ellison’s fiscal 2015 equity awards net of cancelled equity were as follows:

(a)	2015 PSU grant date fair value: $22,764,375

(b)	2015 stock option grant date fair value: $23,804,550

44     2016 Annual Meeting of Stockholders

(3)

The grant date fair values of the PSUs were calculated assuming achievement of target levels of performance, the performance outcome judged to be probable at the time of grant. The maximum values of the fiscal 2016 and fiscal 2015 PSUs, assuming achievement of the highest level of performance (150% of target for Mr. Ellison, Ms. Catz and Mr. Hurd and 110% of target for Mr. Kurian and Mr. Fowler), were:

Name	Maximum Value of 2016 PSUs ($)	Maximum Value of 2015 PSUs ($)
Lawrence J. Ellison	32,805,000	45,528,750	(a)
Safra A. Catz	32,805,000	41,438,438
Mark V. Hurd	32,805,000	41,438,438
Thomas Kurian	21,384,000	22,258,500
John F. Fowler	8,019,000	11,129,250

(a)

Reflects the maximum value of Mr. Ellison’s original fiscal 2015 PSU target award, prior to the reduction of his fiscal 2015 PSU target by 187,500 PSUs. The maximum value of Mr. Ellison’s fiscal 2015 PSU award net of cancelled equity, assuming achievement of the highest level of performance, was $34,146,564.

(4)	For fiscal 2016, the amounts reported in this column include:

(a)

Company matching contributions under our 401(k) Plan of $5,100 for Ms. Catz, Mr. Hurd and Mr. Fowler. Similar to our other employees, our NEOs are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule.

(b)

Flexible credits used toward cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $6,523 for Mr. Ellison, $15,234 for Ms. Catz, $17,162 for Mr. Hurd, $12,542 for Mr. Kurian and $14,321 for Mr. Fowler.

(c)

Security-related costs and expenses of $1,535,452 for Mr. Ellison’s residence and $176,156 for Mr. Hurd’s residence. Pursuant to a residential security program, as described in “Compensation Discussion and Analysis—Elements of Our Compensation Program—Perquisites and Other Personal Benefits—Residential Security” on page 37, our most senior executives are required to maintain home security systems. We believe these security costs and expenses are necessary and appropriate business expenses.

(d)

We have hired legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. In fiscal 2016, Mr. Ellison received $3,283 in such services and Ms. Catz, Mr. Hurd, Mr. Kurian and Mr. Fowler each received $203 in such services.

(e)

The following may be deemed to be “personal benefits” for our NEOs although there was no aggregate incremental cost to us during fiscal 2016: Mr. Ellison was accompanied by guests on an airplane leased by us for business trips. We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost as a result of Mr. Ellison being accompanied by guests in fiscal 2016. However, in the interests of transparency, we estimate that this use resulted in a loss of a corporate income tax deduction in the amount of $77,066 (which is not included in this column) for fiscal 2016.

2016 Annual Meeting of Stockholders     45

Grants of Plan-Based Awards During Fiscal 2016

The following table shows equity and non-equity awards granted to our NEOs during fiscal 2016. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2016 Year-End table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Award Type	Threshold ($)	Target (1) ($)	Maximum (2) ($)	Threshold (#)	Target (#)	Maximum (#)
Lawrence J. Ellison	7/02/2015	PSUs				—	562,500	843,750			21,870,000
	7/02/2015	Options							2,250,000	40.36	18,103,275
		Cash Bonus	—	—	15,000,000
Safra A. Catz	7/02/2015	PSUs				—	562,500	843,750			21,870,000
	7/02/2015	Options							2,250,000	40.36	18,103,275
		Cash Bonus	—	—	15,000,000
Mark V. Hurd	7/02/2015	PSUs				—	562,500	843,750			21,870,000
	7/02/2015	Options							2,250,000	40.36	18,103,275
		Cash Bonus	—	—	15,000,000
Thomas Kurian	7/02/2015	PSUs				—	500,000	550,000			19,440,000
	7/02/2015	Options							2,000,000	40.36	15,490,400
		Cash Bonus	—	—	15,000,000
John F. Fowler	7/02/2015	PSUs				—	187,500	206,250			7,290,000
	7/02/2015	Options							750,000	40.36	5,808,900
		Cash Bonus	—	—	15,000,000

(1)

In fiscal 2016, there were no target award amounts under our Executive Bonus Plan for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian because the Compensation Committee calculated their target award amounts based on projected growth in our non-GAAP pre-tax profits, and our non-GAAP pre-tax profits were not projected to grow over the preceding fiscal year. The target bonus of zero ($0) was consistent with management’s expectation that Oracle’s transition to cloud-based product offerings would result in a decline in Oracle’s total profits in fiscal 2016. Mr. Fowler’s target award amount was also zero ($0). The actual payout amounts for fiscal 2016 under our Executive Bonus Plan were zero ($0) for all of our NEOs, as indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	Reflects the $15 million per person award cap in our Executive Bonus Plan.

(3)	The stock options reported in this column were granted under our Long-Term Equity Incentive Plan.

(4)

The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards. As required by SEC rules, the amounts reported in this column represent the aggregate grant date fair values of the PSUs (at target) and stock options granted during fiscal 2016 computed in accordance with FASB ASC 718. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 33 for a discussion of these awards. For information on the valuation assumptions used in our stock-based compensation computations, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2016.

46     2016 Annual Meeting of Stockholders

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table provides information on the outstanding stock options and PSUs held by our NEOs as of May 31, 2016.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lawrence J. Ellison	7/2/2015	0	2,250,000	40.36	7/2/2020	140,624	5,653,085	421,875	16,959,375
	7/24/2014	562,500	1,687,500	40.47	7/24/2024	140,624	5,653,085	281,250	11,306,250
	7/1/2013	3,500,000	3,500,000	30.11	7/1/2023
	7/5/2012	5,250,000	1,750,000	29.72	7/5/2022
	6/29/2011	7,000,000	0	32.43	6/29/2021
	7/1/2010	7,000,000	0	21.55	7/1/2020
	7/2/2009	7,000,000	0	21.04	7/2/2019
	7/3/2008	7,000,000	0	20.73	7/3/2018
	7/5/2007	7,000,000	0	20.49	7/5/2017
Safra A. Catz	7/2/2015	0	2,250,000	40.36	7/2/2020	140,624	5,653,085	421,875	16,959,375
	10/5/2014	125,000	375,000	38.89	10/5/2024	31,250	1,256,250	62,500	2,512,500
	7/24/2014	562,500	1,687,500	40.47	7/24/2024	140,624	5,653,085	281,250	11,306,250
	7/1/2013	2,500,000	2,500,000	30.11	7/1/2023
	7/5/2012	3,750,000	1,250,000	29.72	7/5/2022
	6/29/2011	5,000,000	0	32.43	6/29/2021
	7/1/2010	5,000,000	0	21.55	7/1/2020
	7/2/2009	5,000,000	0	21.04	7/2/2019
	7/3/2008	5,000,000	0	20.73	7/3/2018
Mark V. Hurd	7/2/2015	0	2,250,000	40.36	7/2/2020	140,624	5,653,085	421,875	16,959,375
	10/5/2014	125,000	375,000	38.89	10/5/2024	31,250	1,256,250	62,500	2,512,500
	7/24/2014	562,500	1,687,500	40.47	7/24/2024	140,624	5,653,085	281,250	11,306,250
	7/1/2013	2,500,000	2,500,000	30.11	7/1/2023
	7/5/2012	3,750,000	1,250,000	29.72	7/5/2022
	6/29/2011	5,000,000	0	32.43	6/29/2021
	9/8/2010	3,400,000	0	24.14	9/8/2020
Thomas Kurian	7/2/2015	0	2,000,000	40.36	7/2/2025	137,500	5,527,500	375,000	15,075,000
	7/24/2014	500,000	1,500,000	40.47	7/24/2024	137,500	5,527,500	250,000	10,050,000
	7/1/2013	895,700	2,000,000	30.11	7/1/2023
	7/5/2012	1,500,000	1,000,000	29.72	7/5/2022
	7/1/2010	2,950,000	0	21.55	7/1/2020
John F. Fowler	7/2/2015	0	750,000	40.36	7/2/2025	23,437	942,167	140,625	5,653,125
	7/24/2014	250,000	750,000	40.47	7/24/2024	31,250	1,256,250	125,000	5,025,000
	7/1/2013	1,000,000	1,000,000	30.11	7/1/2023
	7/5/2012	1,500,000	500,000	29.72	7/5/2022
	6/29/2011	2,000,000	0	32.43	6/29/2021
	7/31/2007	40,895	0	53.01	7/30/2017

(1)

All stock options vest or vested 25% per year over four years on each anniversary of the date of grant, except that the stock option of Mr. Fowler granted in 2007 was granted originally by Sun Microsystems, Inc. (“Sun”). This stock option was assumed by Oracle upon its acquisition of Sun and it vested 20% per year over five years on each anniversary date of the grant.

(2)

Reflects the number of 2016 PSUs and 2015 PSUs earned for the performance period that ended on May 31, 2016, and is valued based upon the closing market price of $40.20 per share of Oracle common stock on May 31, 2016. This earned portion of the first tranche of the 2016 PSUs and the second tranche of the 2015 PSUs vested on July 26, 2016, when the Compensation Committee certified the performance results.

(3)

Reflects target number of 2016 PSUs and 2015 PSUs that have not yet been earned or vested and is valued based upon the closing market price of $40.20 per share of Oracle common stock on May 31, 2016. Mr. Ellison, Ms. Catz and Mr. Hurd will earn from 0% to 150% of the target number of shares over a four-year period based on Oracle’s financial performance relative to the performance of the PSU Comparator Companies. Mr. Kurian and Mr. Fowler will earn from 0% to 110% of the target number of shares over a four-year period based on the growth in revenue of certain strategic lines of business they oversee.

2016 Annual Meeting of Stockholders     47

Option Exercises and Stock Vested During Fiscal 2016

The following table provides information on our NEOs’ exercise of stock options and the vesting of our NEOs’ PSUs during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Lawrence J. Ellison	3,800,000	82,614,000	85,358	3,481,753
Safra A. Catz	4,000,000	80,698,400	104,327	4,255,498
Mark V. Hurd	750,000	10,593,150	104,327	4,255,498
Thomas Kurian	1,104,300	10,124,403	137,500	5,608,625	(3)
John F. Fowler	—	—	31,250	1,274,688	(3)

(1)

The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares.

(2)	The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares.

(3)

Mr. Kurian and Mr. Fowler deferred receipt of their earned and vested 2015 PSU awards under the RSU Deferred Compensation Plan. The actual value of the PSUs realized upon settlement may be different than the value reflected in this table. The value realized on vesting is also reflected in the “Executive Contributions in FY 2016” column of the Fiscal 2016 Non-Qualified Deferred Compensation table below.

Fiscal 2016 Non-Qualified Deferred Compensation

Employees (including eligible NEOs) earning an annual base salary of $215,000 or more are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change-in-control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and PSUs and thereby defer taxation of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs and PSUs have vested.

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2016.

Name	Executive Contributions in FY 2016 ($)	Registrant Contributions in FY 2016 ($)	Aggregate Earnings in FY 2016 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2016-end ($)
Lawrence J. Ellison (1)	—	—	(633,638)	—	18,911,196
Safra A. Catz	—	—	—	—	—
Mark V. Hurd	—	—	—	—	—
Thomas Kurian (2)	5,608,625	—	(15,231)	—	5,593,394
John F. Fowler (2)	1,274,688	—	(3,462)	—	1,271,226

48     2016 Annual Meeting of Stockholders

(1)

Mr. Ellison is not currently eligible to participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan because his base salary is $1. Amounts shown for Mr. Ellison relate to contributions made when he was eligible to participate in the Cash Deferred Compensation Plan.

(2)

Reflects the value of earned and vested 2015 PSU awards Mr. Kurian and Mr. Fowler deferred under the RSU Deferred Compensation Plan. All earnings shown are attributable to credited dividend equivalents and an increase or decrease in our stock price.

Potential Payments Upon Termination or Change-in-Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change-in-control of Oracle, other than our broad-based equity plan as described below.

“Double-Trigger” Change-in-Control Benefits Under Our Equity Plan

Under the Long-Term Equity Incentive Plan, the vesting of all outstanding equity awards (including stock options, PSUs and RSUs), including those held by our NEOs, will accelerate only if both of the following events occur:

•	Oracle is acquired; and

•	either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

The following table provides information on the intrinsic value as of May 31, 2016, the final trading day of fiscal 2016, of the unvested “in-the-money” stock options and unearned PSUs held by our NEOs which would accelerate under the circumstances described in the preceding paragraph. The intrinsic values of the stock options were calculated as the number of unvested shares multiplied by the spread, i.e., the amount by which the closing market price of Oracle common stock on May 31, 2016 ($40.20 per share) exceeded the exercise price of the related stock option. The intrinsic values of the PSUs were calculated as the target number of PSUs granted multiplied by the closing market price of Oracle common stock on May 31, 2016.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	93,226,875
Safra A. Catz	82,156,875
Mark V. Hurd	82,156,875
Thomas Kurian	65,835,000
John F. Fowler	30,405,000

2016 Annual Meeting of Stockholders     49

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2016 (shares in millions).

Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (1)
Equity compensation plans approved by stockholders	421		26.03		372	(2)
Equity compensation plans not approved by stockholders	6	(3)	25.84		—
Total	427	(4)	26.03	(4)	372

(1)	Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)

Includes approximately 317 million shares available for future issuance under the Long-Term Equity Incentive Plan, approximately 1 million shares available for future issuance under the Amended and Restated 1993 Directors’ Stock Plan, and approximately 54 million shares available for future issuance under the ESPP. Under the Long-Term Equity Incentive Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs and PSUs) reduces the number of shares available for future issuance by 2.5 shares.

(3)

Includes stock options and RSUs that were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans pursuant to which these awards were originally issued.

(4)

Of the approximately 427 million shares to be issued, approximately 375 million reflect shares to be issued upon exercise of outstanding stock options with a weighted average exercise price of $29.66 per share and a weighted average remaining contractual life of 5.61 years. The remaining portion represents RSUs and PSUs, which have no purchase price.

50     2016 Annual Meeting of Stockholders

TRANSACTIONS WITH RELATED PERSONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, which is posted on our website at www.oracle.com/goto/corpgov, the Independence Committee reviews and approves each individual related person transaction exceeding $120,000, including material amendments thereto.

To be approved, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that would require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as almost all of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of our Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were 0.01% of our total revenues and total related party operating expenses were 0.15% of our total operating expenses in fiscal 2016.

Sales of Products and Services

In the ordinary course of our business, we have sold products and services to companies in which Mr. Ellison directly or indirectly has or had a controlling interest. In fiscal 2016, the total amount of all purchases by these companies was approximately $4.9 million. Below we describe our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2016.

NetSuite Inc.

In fiscal 2016, NetSuite Inc. (“NetSuite”), a provider of cloud-based enterprise resource planning software and related applications, purchased approximately $4.7 million in cloud software, other software licenses and support from us. Information regarding Mr. Ellison’s ownership interest in NetSuite appears in “Proposed Acquisition of NetSuite Inc.” below.

Purchases of Goods and Services

From time to time, we purchase goods and services from companies in which Mr. Ellison directly or indirectly has a controlling interest. In fiscal 2016, the total amount of all purchases from these companies was approximately $37.1 million. Below we describe our transactions with such companies from which we purchased more than $120,000 in goods and services in fiscal 2016.

2016 Annual Meeting of Stockholders     51

Wing and a Prayer, Inc.

In January 2016, we purchased two aircraft from Wing and a Prayer, Inc. (“WAP”), a company wholly owned by Mr. Ellison, for approximately $34.4 million, to provide flexible, efficient and reliable business transportation for our senior executives. Prior to approving the purchase, the Independence Committee reviewed data on comparable aircraft sales and appraisals of the aircraft conducted by an independent certified professional aircraft appraiser. The Independence Committee approved the purchase of the aircraft for each aircraft’s appraised fair value. The Board, other than Mr. Ellison who recused himself, unanimously ratified the Independence Committee’s approval of the purchase of the aircraft. Subsequently, the Independence Committee approved the purchase of necessary spare parts for the aircraft from WAP for $34,560, a price determined on the basis of independent third-party quotes for the cost to buy used versions of the parts on the open market.

In fiscal 2016, primarily prior to the purchase of the aircraft described above, we leased aircraft and purchased related services from WAP for approximately $1.8 million. The Independence Committee determined that the amounts billed for our use of the aircraft and pilots were at or below the market rates charged by third-party commercial charter companies for similar aircraft.

Desert Champions, LLC

In fiscal 2016, we paid Desert Champions, LLC, a company wholly owned by Mr. Ellison, $540,000 in advertising and marketing-related costs in connection with the 2016 BNP Paribas Open tennis tournament and the 2016 BNP Paribas Collegiate Championship Presented by Oracle.

Oracle Racing, Inc.

In fiscal 2016, we paid Oracle Racing, Inc., a company wholly owned by Mr. Ellison, $311,906 in advertising and marketing-related costs related to America’s Cup World Series events.

Transaction with Oracle Racing, Inc.

On an annual basis, Oracle and Intel Corporation contribute to Market Development Funds for co-branded projects. In fiscal 2016, we used approximately $492,667 in Market Development Funds contributed by Intel Corporation to provide Oracle Racing, Inc.’s Oracle Team USA with Oracle servers running on Intel processors.

Proposed Acquisition of NetSuite Inc.

On July 28, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire NetSuite. Pursuant to the Merger Agreement, on August 18, 2016, we commenced a tender offer to purchase all of the issued and outstanding shares of NetSuite common stock (the “NetSuite Shares”) at a purchase price of $109 per share, net to the seller in cash, without interest thereon, based upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 18, 2016, and in the related Letter of Transmittal. The tender offer period is scheduled to expire on October 6, 2016. The consummation of the offer is subject to the valid tender of (a) a majority of the sum of (i) the aggregate number of issued and outstanding NetSuite Shares and (ii) the aggregate number of NetSuite Shares issuable upon the conversion, exchange or exercise of all vested and outstanding stock options, restricted stock units, performance share units of NetSuite or any other rights to acquire, or securities convertible into or exchangeable for, NetSuite Shares and (b) a majority of the issued and outstanding NetSuite Shares not owned by (1) the executive officers or directors of NetSuite and their affiliates, (2) Mr. Ellison, his family members, and any of their affiliates and (3) Oracle or its affiliates, in each case as calculated pursuant to the Merger Agreement. The consummation of the offer is also conditioned upon (A) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval under certain other foreign antitrust laws and (B) certain other customary closing conditions. After the consummation of the offer and the satisfaction of certain conditions, a wholly-owned subsidiary of Oracle will merge with and into NetSuite. In addition, unvested equity awards to acquire NetSuite Shares that are outstanding immediately prior to the consummation of the merger will generally be assumed by Oracle and converted into equity awards denominated in shares of Oracle common stock based on formulas contained in the Merger Agreement. Vested equity awards outstanding immediately prior to the consummation of the merger generally will be cancelled in exchange for the right to receive an amount in cash based on a formula contained in the Merger Agreement. The estimated total purchase price for NetSuite is approximately $9.3 billion. The transaction is expected to close in calendar year 2016.

Mr. Ellison is an affiliate of NetSuite’s largest stockholder, NetSuite Restricted Holdings LLC (a single member LLC investment entity whose interests are beneficially owned by a trust controlled by Mr. Ellison), which owns approximately 40% of the issued and outstanding NetSuite Shares. Mr. Ellison’s children, David and Margaret Ellison, own approximately 7% of the issued and outstanding NetSuite Shares directly and indirectly by trust. Our Board appointed a Special Committee (comprised solely of directors who are independent of the management of Oracle, Mr. Ellison, his family members and any affiliated entities, and NetSuite) to which it delegated the full and exclusive power, authority and discretion of the Board to evaluate, assess and

52     2016 Annual Meeting of Stockholders

approve the NetSuite transaction on its behalf. The Special Committee engaged its own independent legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and its own independent financial advisor, Moelis & Company LLC, to advise it on the transaction. Moelis & Company LLC provided the Special Committee with a fairness opinion in connection with the transaction. After extensive deliberations, the Special Committee concluded that the transaction terms were fair to Oracle and the transaction was in the best interests of Oracle and its stockholders. The Special Committee unanimously approved the transaction on behalf of Oracle and the Board.

Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Unified Communications, is Mr. Ellison’s half-brother. In fiscal 2016, Mr. Janicki received a base salary of $250,000. Mr. Janicki also received a stock option grant exercisable for 5,000 shares of Oracle common stock and $11,442 in flexible credits used toward cafeteria-style benefit plans in fiscal 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that, in fiscal 2016, all Reporting Persons complied with all applicable filing requirements except that, inadvertently, Form 4s were filed one day late on November 2, 2015 on behalf of Thomas Kurian and John Fowler to report the accrual of dividend equivalents with respect to deferred earned PSUs.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

2016 Annual Meeting of Stockholders     53

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEOs and our other executive officers on our Board: Jeffrey S. Berg, H. Raymond Bingham, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd, Renée J. James, Leon E. Panetta and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” on page 6.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote

FOR the election of each of the nominated directors.

54     2016 Annual Meeting of Stockholders

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with a non-binding, advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). We currently hold our say-on-pay vote on an annual basis, and the next vote is expected to occur in 2017. Stockholders will have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes at least once every six years. The next advisory vote on the frequency of future say-on-pay votes is expected to occur in 2017. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28:

Pay-for-Performance Compensation Philosophy

Our executive compensation program is designed to be “results-aligned,” which our Compensation Committee believes is beneficial to both the interests of our stockholders and the long-term growth of Oracle. Our Compensation Committee believes that when Oracle achieves a higher level of financial performance and a higher stock price over a sustained period of time, our NEOs should be well compensated. As a result, when our stockholders are rewarded, our NEOs are also rewarded. Similarly, when Oracle does not achieve our desired results, our Compensation Committee believes that our NEOs should realize less value from their incentive compensation and, correspondingly, lower pay.

Fiscal 2016 Pay Outcomes Are Aligned with Performance

Our fiscal 2016 incentive compensation outcomes, which we believe are consistent with our “results-aligned” compensation philosophy, are summarized below:

Compensation Element	Executive	Fiscal 2016 Outcome	Reason

PSUs (see page 34 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 100% of target (out of a maximum possible payment of 150% of target)

•      Oracle’s revenue and operating cash flow growth were better than the weighted average revenue and operating cash flow growth of the PSU Comparator Companies.

•      However, Oracle’s revenue and operating cash flow growth were negative and, consequently, payment was capped at the target level.

	Thomas Kurian	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 110% of target (the maximum possible payment)	• Our cloud SaaS and PaaS offerings experienced strong year-over-year revenue growth.

	John F. Fowler	• 2016 PSUs (first tranche) and 2015 PSUs (second tranche) earned at 50% of target (out of a maximum possible payment of 110% of target)	• Year-over-year revenue declined for our Oracle Engineered Systems and storage products.

Stock Options (see page 35 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian John F. Fowler	• Fiscal 2016 stock options had an intrinsic value of zero ($0) at fiscal 2016 year end	• Fiscal 2016 stock options were granted at an exercise price that was higher than our stock price at the end of fiscal 2016.

Annual Performance-Based Cash Bonus (see page 35 for details)	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian	• No annual performance-based cash bonuses paid	• Oracle’s non-GAAP pre-tax profits did not grow in fiscal 2016.
	John F. Fowler	• No annual performance-based cash bonus paid	• Oracle’s hardware products business did not meet profit expectations in fiscal 2016.

2016 Annual Meeting of Stockholders     55

Compensation Changes in Response to Stockholder Feedback

The Compensation Committee engages in rigorous discussions and deliberations both internally and with its independent compensation consultant about our compensation philosophy and design alternatives for our executive compensation program. In addition, members of our Board regularly seek feedback from our principal unaffiliated stockholders regarding executive compensation and related governance matters.

Below is a summary of recent feedback we have received from our stockholders regarding executive compensation and our Board’s response to this feedback.

What We Heard		Our Board’s Response
Concerns regarding the compensation of our top three NEOs	è

Year-over-Year Decreases in Compensation. The aggregate reported compensation of our Chairman and CTO decreased 57% from fiscal 2012 through fiscal 2016 (with compensation decreasing every year during that period). The aggregate reported compensation of our CEOs decreased 23% from fiscal 2015 through fiscal 2016 and decreased 20% from fiscal 2012 through fiscal 2016. See page 30 for details.

è

Introduction of Performance Stock Units. Since fiscal 2015, approximately half of our NEOs’ equity compensation opportunities have been delivered in the form of PSUs that may be earned only upon the attainment of multiple pre-established, specified and quantifiable performance criteria. See page 33 for details.

è

Reduction in Term of Stock Options. Stock options granted to our Chairman and CTO and CEOs in fiscal 2016 will expire after five years instead of ten years, while maintaining a four-year vesting schedule, to closely align the term of these awards with Oracle’s goal of accelerating growth in cloud-based revenue over a five-year period. The reduction in term also reduced the grant date fair values of the awards.

Required Vote

We are asking our stockholders to indicate their support for the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” This advisory vote on executive compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements.

The Board of Directors unanimously recommends a vote

FOR the advisory approval of the compensation of our named executive officers.

56     2016 Annual Meeting of Stockholders

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our financial statements. The F&A Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2017. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2016.

2016 Annual Meeting of Stockholders     57

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2016 and fiscal 2015:

Name	2016	2015
Audit Fees (1)	$23,374,610	$25,157,315
Audit Related Fees (2)	1,338,242	1,135,102
Tax Fees (3)	395,041	1,654,554
All Other Fees (4)	27,421	22,845

Total Fees	$25,135,314	$27,969,816

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)

Audit related fees for fiscal 2016 and 2015 consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our managed cloud services businesses and acquired entities.

(3)	Tax fees for fiscal 2016 and 2015 consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle.

(4)	All other fees for fiscal 2016 and 2015 consisted principally of general training and advisory services.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote

FOR the ratification of the selection of Ernst & Young LLP.

58     2016 Annual Meeting of Stockholders

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2016

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2016.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2016, for filing with the U.S. Securities and Exchange Commission.

Submitted by:	Michael J. Boskin, Chair
H. Raymond Bingham, Vice Chair
Bruce R. Chizen

Dated: June 21, 2016

2016 Annual Meeting of Stockholders     59

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING LOBBYING REPORT

Boston Common Asset Management, LLC, 84 State Street, Suite 940, Boston, MA 02109, represented that it has beneficially owned the requisite amount of Oracle common stock for more than one year and, with co-sponsors the Unitarian Universalist Association, the Sisters of St. Joseph of Boston, the First Presbyterian Church of Palo Alto and the First Affirmative Financial Network LLC (acting on behalf of Mary H. Dupree), has notified us that a representative will present the proposal set forth in quotes below (the “Lobbying Report Proposal”) at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Lobbying Report Proposal for the reasons stated after the proposal.

“Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Oracle’s lobbying is consistent with Oracle’s expressed goals and in the best interests of stockholders.

Resolved, the stockholders of Oracle Corporation (“Oracle”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Oracle used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Oracle’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Oracle is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Oracle spent $15.28 million in 2014 and 2015 on direct federal lobbying activities (opensecrets.org). This figure does not include expenditures to influence legislation in states, where Oracle also lobbies but disclosure is uneven or absent. For example, Oracle reportedly lobbied in 35 different states from 2010 through 2014 (“Amid Federal Gridlock, Lobbying Rises in the States,” The Center for Public Integrity, Feb. 11, 2016). And Oracle’s lobbying over litigation in Oregon has attracted media scrutiny (“Oregon vs. Oracle: Legal War Gets Personal as Company Goes on the Attack, The Oregonian, April 8, 2016).

Oracle is a listed as a member of the Business Roundtable, which spent more than $34 million on lobbying for 2014 and 2015. Oracle does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Oracle’s long-term interests.

We urge support for this proposal.”

Statement in Opposition to Proposal No. 4

We believe it is our responsibility to communicate our support for laws and policies that are in the best interests of our company and our stockholders. Oracle conducts business in over 145 countries, necessitating compliance with a complex web of

60     2016 Annual Meeting of Stockholders

international laws and regulations. Proposed policy changes to these laws and regulations can have a significant effect on our operating results and stockholder value. Accordingly, we believe it is necessary and appropriate to engage in lobbying and political activities that further our company’s long-term interests. Our current practices, described below, provide ample transparency and accountability with respect to our lobbying and political activities.

We are committed to high ethical standards, and we have procedures in place to ensure that our lobbying and political activities are subject to appropriate oversight. Our public policy agenda is developed and advanced by our Government Affairs department, which reports to one of our CEOs. The Government Affairs department focuses its efforts on public policy issues that are relevant to the long-term interests of our company and our stockholders. In addition, we belong to a number of trade associations that advocate on behalf of policy issues that are important to our business. While we do not always share or agree with all of the views espoused by such trade associations, we believe they are often helpful for the purpose of building a consensus among organizations with similar interests and advocating in favor of those interests. We regularly review the costs and benefits of our memberships in major trade associations.

Our political and lobbying activities are governed by extensive laws and regulations, including those requiring public disclosure of such activities. Our Public Sector Legal & Compliance group, which reports directly to our General Counsel, monitors our compliance with these laws and regulations. As required by law, certain information about our lobbying and political activities is publicly available. We also voluntarily disclose information about our political contributions on our investor relations website. Specifically:

•

Our voluntary 2015 Political Contributions report, available at investor.oracle.com under “Financial Reporting,” discloses our political contributions under U.S. state and local laws and our donations to organizations operating under Section 527 of the Internal Revenue Code. This report, which is provided to the F&A Committee on an annual basis, also includes information regarding the oversight of our political activities and the Oracle Political Action Committee (“PAC”).

•	Our U.S. federal lobbying disclosure reports are available at www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm and disclosures.house.gov/ld/ldsearch.aspx.

•	We file similar publicly available lobbying reports with state and local agencies as required by law.

•	The Federal Election Commission reports of the Oracle PAC, which detail the PAC’s political contributions and expenditures, are available at www.fec.gov/finance/disclosure/candcmte_info.shtml.

•	Each trade group we belong to is subject to public disclosure obligations with respect to its lobbying and political contributions and expenditures.

This proposal seeks to impose requirements on us that we believe would be cumbersome to apply, are not required by law and are not standard among other companies. We believe the proposal’s request for disclosure regarding third parties that undertake certain activities, such as drafting model legislation, is impractical. We belong to many trade organizations that conduct a range of activities, and it would be difficult or impossible for us to determine exactly what activities each organization has undertaken and whether those activities fall within the ambit of the report requested by this proposal. In addition, the requested report could put our company at a relative disadvantage to our competitors, who are not required to disclose this information, and could reveal confidential information about our strategy.

In sum, we believe our current lobbying and political activities are an important part of our efforts to achieve long-term success. We are committed to compliance with all laws and regulations requiring disclosure of our lobbying and political activities, and we believe that additional reporting with respect to those activities is not necessary and would not be beneficial to our stockholders. A majority of our stockholders agreed with our views last year; a substantially similar proposal received the support of only 26.7% of Oracle common stock present or represented and entitled to vote at our 2015 annual meeting.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 4.

Required Vote

The adoption of the Lobbying Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote

AGAINST adoption of Proposal No. 4.

2016 Annual Meeting of Stockholders     61

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2017 annual meeting of stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2017 annual meeting of stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2017 proxy statement	Director nominations for inclusion in 2017 proxy statement (proxy access)	Other proposals/nominations to be presented at 2017 annual meeting*
Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.	A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.	Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.
When Proposal or Nomination Must Be Received by Oracle	No later than the close of business on May 26, 2017. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered within a reasonable time before the mailing of the proxy statement.	No earlier than April 26, 2017 and no later than the close of business on May 26, 2017. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.	No earlier than May 26, 2017 and no later than the close of business on June 25, 2017. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.
Where to Send Proposal or Nomination

By Mail: Dorian Daley, Executive Vice President, General Counsel and Secretary, Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065

By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail

What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

*

If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 25, 2017, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not discussed in the proxy statement.

Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

62     2016 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2016 Annual Meeting of Stockholders.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve the compensation of our named executive officers (Proposal 2);

•	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017 (Proposal 3); and

•	up to one stockholder proposal, if properly presented at the Annual Meeting (Proposal 4).

If any other business properly comes before the meeting, you will be voting on those items as well.

Q:	What are the Board of Directors’ recommendations?

A:	The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017 (Proposal 3);

•	against the stockholder proposal (Proposal 4); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the Annual Meeting?

A:

The Board set September 19, 2016 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 19, 2016 may vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:	Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

Q:	What do I need to attend the Annual Meeting and when should I arrive?

A:	The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m., Pacific Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 9:00 a.m., Pacific Time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., Pacific Time;

•	be prepared to comply with security requirements, which include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting rooms; and

2016 Annual Meeting of Stockholders     63

•

bring photo identification, such as a driver’s license, and proof of ownership of Oracle stock on the record date, September 19, 2016, such as the Notice, a brokerage statement or letter from a bank or broker indicating ownership on September 19, 2016, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Q:	Can I watch the Annual Meeting on the Internet?

A:

Yes, in order to maximize access for our stockholders, our Annual Meeting will be webcast on November 16, 2016. You are invited to visit www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website at www.oracle.com/investor following the Annual Meeting through November 23, 2016.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2016, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.astproxyportal.com/ast/17983, www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

Q:	How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

64     2016 Annual Meeting of Stockholders

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 4,105,644,677 shares of common stock outstanding and entitled to vote on the record date, September 19, 2016.

Q:	How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How many votes are required to elect directors (Proposal 1)?

A:

Directors are elected by a plurality of the votes cast. This means that the thirteen individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election and if no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors.

Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q:	How many votes are required to adopt the other proposals (Proposals 2 through 4)?

A:

All of the other proposals will be approved if such items receive the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Proposal 2 (vote on named executive officer compensation) is advisory, which means the result of the vote is non-binding on Oracle, the Board and the committees of the Board. Although the vote is non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

2016 Annual Meeting of Stockholders     65

Q:	What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Q:	Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

Q:	Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A, Inc. to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $50,000, plus customary costs and expenses.

66     2016 Annual Meeting of Stockholders

Q:	Is a list of stockholders available?

A:

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at the Annual Meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Corporate Secretary to make arrangements.

Q:	Who will count the votes?

A:

American Stock Transfer & Trust Company, LLC has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of American Stock Transfer & Trust Company, LLC. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	How do I find out the voting results?

A:

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

Q:	What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-888-430-9892, by emailing info@amstock.com, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Also see our transfer agent’s website at www.amstock.com to get more information about these matters.

Q:	What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.astproxyportal.com/ast/17983, or the website provided on your proxy card or voting instruction card, to request complete electronic delivery and supply the appropriate email address.

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our expectations of future revenues from our software and cloud business and our expectations regarding the proposed NetSuite acquisition, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this proxy statement. We undertake no obligation to update any statement in light of new information or future events.

2016 Annual Meeting of Stockholders     67

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

DORIAN DALEY

Executive Vice President, General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

68     2016 Annual Meeting of Stockholders

Oracle Corporation 2016 Annual Meeting of Stockholders

November 16, 2016

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

4290-PS16	C20402

ANNUAL MEETING OF STOCKHOLDERS OF
ORACLE CORPORATION
November 16, 2016
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Form of Proxy Card, and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/17983
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
21333300000000000000 8 111616
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
1. Election of Board of Directors:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
Jeffrey S. Berg
H. Raymond Bingham
Michael J. Boskin
Safra A. Catz
Bruce R. Chizen
George H. Conrades
Lawrence J. Ellison
Hector Garcia-Molina
Jeffrey O. Henley
Mark V. Hurd
Renee J. James
Leon E. Panetta
Naomi O. Seligman
FOR AGAINST ABSTAIN
2. Advisory Vote to Approve the Compensation of the Named Executive Officers.
3. Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017.
4. Stockholder Proposal Regarding Lobbying Report.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0
ORACLE CORPORATION
Annual Meeting of Stockholders - November 16, 2016 10:00 A.M. Pacific Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DORIAN DALEY, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on November 16, 2016, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.
(Continued and to be signed on the reverse side.)
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